EXHIBIT 1


(A free translation of the original in Portuguese)

GERDAU S.A.
REPORT OF INDEPENDENT ACCOUNTANTS ON THE
LIMITED REVIEW OF QUARTERLY INFORMATION (ITR)
JUNE 30, 2003

(A free translation of the original in Portuguese)

REPORT OF INDEPENDENT ACCOUNTANTS
ON THE LIMITED REVIEW


July 28, 2003

To the Board of Directors and Shareholders
Gerdau S.A.


1 We have performed a limited review of the Quarterly Information (ITR) of Gerdau S.A. and of Gerdau S.A. and its subsidiary companies as of and for the quarters and periods ended June 30, 2003 and 2002 and March 31, 2003. This Quarterly Information is the responsibility of the Company's management.

2 Our review was conducted in accordance with specific standards established by the Institute of Independent Auditors of Brazil (IBRACON) in conjunction with the Federal Accounting Council, and consisted primarily of: (a) inquiries of and discussions with management responsible for the accounting, financial and operating areas of the companies as to the main criteria adopted in the preparation of the Quarterly Information, and (b) review of the significant information and of the subsequent events which have or could have significant effects on the financial position and operations of the Company.

3 Based on our limited review, we are not aware of any significant change that should be made to the Quarterly Information for it to be in conformity with accounting practices adopted in Brazil for the preparation of Quarterly Information and the standards established by the Brazilian Securities Commission.

July 28, 2003
Gerdau S.A.


4 Our review was conducted with the purpose of issuing a report on the Quarterly Information (ITR) referred to in the first paragraph, taken as a whole. The statement of cash flow is being presented to provide supplementary information on the Company and is not required as an integral part of the Quarterly Information (ITR). The statement of cash flow was submitted to the review procedures described in the second paragraph and, based on our review, we are not aware of any significant change that should be made for it to be fairly presented, in all material respects, in relation to the Quarterly Information (ITR), taken as a whole.



     PricewaterhouseCoopers
     Auditores Independentes
     CRC 2SP000160/O-5 "F" RS



     Carlos Alberto de Sousa
     Partner
     Contador CRC 1RJ056561/S-7 "S" RS

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


REGISTRATION WITH CVM DOES NOT IMPLY ANY APPROVAL OF THE COMPANY. THE ACCURACY OF THE INFORMATION IS THE RESPONSIBILITY OF COMPANY MANAGEMENT.


01.01  -  IDENTIFICATION
1  -  CVM CODE   2  -  COMPANY NAME                      3  -  General Taxpayers' Registration (CNPJ)
00398-0          Gerdau S.A.                             33.611.500/0001-19
4  - Register Inscription Number - NIRE
33300032266

01.02 - HEAD OFFICE

1 - FULL ADDRESS                   2 - SUBURB OR DISTRICT
Av. Joao XXIII, 6777               Sta. Cruz

3 - ZIP CODE                       4 - MUNICIPALITY                                 5 - STATE
23560-900                          Rio de Janeiro                                   RJ

6 - AREA CODE                      7 - TELEPHONE                8 - TELEPHONE       9 - TELEPHONE   10 - TELEX
021                                2414-6000                    -                   -

11- AREA CODE                      12 - FAX                     13 - FAX            14 - FAX
021                                2414-6243                    -                   -

15 - E-MAIL
Inform@gerdau.com.br

01.03 - INVESTOR RELATIONS OFFICER (Company Mail Address)
1 - NAME                         2 - ADDRESS
Osvaldo Burgos Schirmer          Av. Farrapos, 1811

3 - SUBURB OR DISTRICT           4 - ZIP CODE                 5 - MUNICIPALITY             6 - STATE
Floresta                         90220-005                    Porto Alegre                 RS

6 - AREA CODE                      7 - TELEPHONE                8 - TELEPHONE       9 - TELEPHONE   10 - TELEX
051                                3323-2000                    -                   -
11- AREA CODE                      12 - FAX                     13 - FAX            14 - FAX
051                                3323-2281                    -                   -
15 - E-MAIL
inform@gerdau.com.br
--------------------

01.04 - GENERAL INFORMATION / INDEPENDENT ACCOUNTANTS
         CURRENT YEAR                     CURRENT QUARTER                       PRIOR QUARTER
1-BEGINNING    2-END            3-NUMBER    4-BEGINNING   5-END      6-NUMBER     7-BEGINNING    8-END
1/1/2003       12/31/2003            2      4/1/2003      6/30/2003       1       1/1/2003       3/31/2003

9 - NAME OF INDEPENDENT ACCOUNTANTS                                                      10 - CODE CVM
PricewaterhouseCoopers Auditores Independentes                                           00287-9

11 - NAME OF RESPONSIBLE ACCOUNTANT                                                      12 - TAXPAYER ID NO.
                                                                                         OF RESP. ACCOUNTANT
Carlos Alberto de Sousa                                                                  724.687.697-91


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
-----------------------------------------------------------------------------------------------------
1  -  CVM CODE   2  -  COMPANY NAME                      3  -  General Taxpayers' Registration (CNPJ)
00398-0          Gerdau S.A.                             33.611.500/0001-19
-----------------------------------------------------------------------------------------------------

01.05 - CAPITAL COMPOSITION
             NUMBER                  1 - CURRENT QUARTER           2 - PRIOR QUARTER         3 - SAME QUARTER
          (THOUSANDS)                     6/30/2003                    3/31/2003                PRIOR YEAR
                                                                                                 6/30/2002
Subscribed Capital
1 - Common                                             51,468                   39,590,942            39,590,942
2 - Preferred                                          96,886                   74,527,529            74,527,529
3 - Total                                             148,354                  114,118,471           114,118,471
Treasury Stock
4 - Common                                                  0                            0                     0
5 - Preferred                                               0                            0                     0
6 - Total                                                   0                            0                     0


01.06 - CHARACTERISTICS OF THE COMPANY
1 - TYPE OF COMPANY
Commercial, Industrial and Other
2 - SITUATION
Operating
3 - SHARE CONTROL NATURE
Private National
4 - ACTIVITY CODE
1140200 - Siderurgy
5 - MAIN ACTIVITY
Siderurgy
6 - CONSOLIDATION TYPE
Total
7 - TYPE OF REPORT OF INDEPENDENT ACCOUNTANTS
Unqualified

01.07 - COMPANIES EXCLUDED FROM THE CONSOLIDATED FINANCIAL STATEMENTS
1-ITEM    2- CNPJ              3-NAME


01.08 - DIVIDENDS APPROVED AND/OR PAID DURING AND AFTER THE QUARTER
1- ITEM        2 - EVENT        3 - DATE    4 - TYPE                 5 - DATE OF  6 - TYPE OF
                                                                                                 7 -
                                                                                                 EARNINGS
                                APPROVED                             PAYMENT      SHARE
                                                                                                 PER SHARE

01             RCA              3/31/2003   Interest on capital      5/15/2003    ON             0.0006500000

02             RCA              3/31/2003   Interest on capital      5/15/2003    PN             0.0006500000

03             RCA              6/30/2003   Interest on capital      8/14/2003    ON             0.3400000000

04             RCA              6/30/2003   Interest on capital      8/14/2003    PN             0.3400000000

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
-----------------------------------------------------------------------------------------------------
1  -  CVM CODE   2  -  COMPANY NAME                      3  -  General Taxpayers' Registration (CNPJ)
00398-0          Gerdau S.A.                             33.611.500/0001-19
-----------------------------------------------------------------------------------------------------


01.09 - SUBSCRIBED CAPITAL AND ALTERATIONS DURING THE QUARTER
1- ITEM        2 - DATE OF      3 - Subscribed     4 - CHANGE         5 - NATURE        6 - NUMBER OF    7 - SHARE PRICE
               CHANGE           Capital            AMOUNT             OF CHANGE         SHARES ISSUED    ON ISSUE DATE
                                 (Thousands of      (Thousands of                       (Thousand)          (Reais)
                                    reais)            reais )
01             4/30/2003              1,735,656     400,536           Revenue Reserve   34,235,541       0.0116965010


01.10 - INVESTOR RELATIONS OFFICER
1 - DATE                       2 - SIGNATURE
7/29/2003

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
-----------------------------------------------------------------------------------------------------
1  -  CVM CODE   2  -  COMPANY NAME                      3  -  General Taxpayers' Registration (CNPJ)
00398-0          Gerdau S.A.                             33.611.500/0001-19
-----------------------------------------------------------------------------------------------------

02.01 - BALANCE SHEET - ASSETS (R$ THOUSAND)

1 - CODE      2 - DESCRIPTION                           3 - 6/30/2003       4 - 3/31/2003
1             Total assets                                       7,236,671          7,972,479
1.01          Current assets                                     1,658,473          1,647,924
1.01.01       Available funds                                       52,532             71,665
1.01.02       Credits                                              699,934            747,712
1.01.02.01    Trade accounts receivable                            615,233            632,831
1.01.02.03    Tax credits                                           45,274             39,589
1.01.02.05    Marketable securities                                 39,427             75,292
1.01.03       Inventories                                          841,790            768,377
1.01.03.01    Finished products                                    328,341            266,570
1.01.03.02    Work in process                                      174,584            162,632
1.01.03.03    Raw materials                                        216,124            210,093
1.01.03.04    Warehouse materials                                   95,738             98,702
1.01.03.05    Advances to suppliers                                 27,003             30,380
1.01.04       Other                                                 64,217             60,170
1.01.04.01    Other accounts receivable                             62,822             58,467
1.01.04.02    Deferred income tax and social                         1,395              1,703
              contribution
1.02          Long-term receivables                                116,003            150,254
1.02.01       Sundry credits                                         8,908              8,908
1.02.01.01    Eletrobras loans                                       8,908              8,908
1.02.02       Receivables from related companies                    11,970              7,742
1.02.02.01    Associated companies                                  11,970              7,742
1.02.02.02    Subsidiary companies                                       0                  0
1.02.02.03    Other                                                      0                  0
1.02.03       Other                                                 95,125            133,604
1.02.03.01    Judicial deposits and other                           63,779             57,839
1.02.03.02    Swap transactions                                          0             45,965
1.02.03.03    Deferred income tax and social                        31,346             29,800
              contribution
1.03          Permanent assets                                   5,462,195          6,174,301
1.03.01       Investments                                        3,742,145          4,470,512
1.03.01.01    In associated companies                                    0                  0
1.03.01.02    In subsidiary companies                            3,725,142          4,453,265
1.03.01.03    Other                                                 17,003             17,247
1.03.02       Fixed assets                                       1,711,981          1,696,266
1.03.02.01    Land, buildings and constructions                    711,044            703,537
1.03.02.02    Machinery, equipment and installations             2,097,349          2,061,866
1.03.02.03    Furniture and fixtures                                34,717             34,978
1.03.02.04    Vehicles                                              21,085             20,692
1.03.02.05    Electronic data equipment                            163,867            168,138
1.03.02.06    Construction in progress                             238,404            225,610
1.03.02.07    Forestation/reforestation                            120,465            115,079
1.03.02.08    Accumulated depreciation                         (1,674,950)        (1,633,634)
1.03.03       Deferred charges                                       8,069              7,523


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

02.02 - BALANCE SHEET - LIABILITIES AND SHAREHOLDERS' EQUITY (R$ THOUSAND)

1 - CODE      2 - DESCRIPTION                        3 - 6/30/2003        4 - 3/31/2003
2             Total liabilities and shareholders'              7,236,671           7,972,479
              equity
2.01          Current liabilities                              1,982,993           1,781,747
2.01.01       Financings                                       1,589,460           1,353,806
2.01.02       Debentures                                          11,794                   0
2.01.03       Suppliers                                          133,915             152,953
2.01.04       Taxes, charges and contributions                   115,803             140,928
2.01.05       Dividends payable                                   44,415              65,058
2.01.06       Provisions                                               0                   0
2.01.07       Payables to related companies                            0                   0
2.01.08       Other                                               87,606              69,002
2.01.08.01    Salaries payable                                    48,253              32,137
2.01.08.02    Other payables                                      32,785              30,383
2.01.08.03    Deferred income tax and social                       6,568               6,482
              contribution
2.02          Long-term liabilities                            1,607,849           2,709,415
2.02.01       Financings                                         706,760             978,023
2.02.01.01    Local financing                                    315,522             330,018
2.02.01.02    Foreign financing                                  391,238             648,005
2.02.02       Debentures                                         574,394             568,559
2.02.03       Provisions                                               0                   0
2.02.04       Payables to related companies                       169,367           1,006,522
2.02.05       Other                                              157,328             156,311
2.02.05.01    Provision for contingencies                        100,767              98,760
2.02.05.02    Deferred income tax and social                      28,744              28,864
              contribution
2.02.05.03    Other payables                                      20,023              20,893
2.02.05.04    Benefits to employees                                7,794               7,794
2.03          Deferred income                                          0                   0
2.05          Shareholders' equity                             3,645,829           3,481,317
2.05.01       Paid-up capital                                  1,735,656           1,335,120
2.05.02       Capital reserves                                   342,813             326,734
2.05.02.01    Capital restatement                                      0                   0
2.05.02.02    Investment subsidies                               309,051             292,972
2.05.02.03    Special reserve - Law 8200/91                       21,487              21,487
2.05.02.04    Other                                               12,275              12,275
2.05.03       Revaluation reserves                                     0                   0
2.05.03.01    Own assets                                               0                   0
2.05.03.02    Associated/subsidiary companies'                         0                   0
              assets
2.05.04       Revenue reserves                                 1,247,202           1,647,738
2.05.04.01    Legal                                              127,569             127,569
2.05.04.02    Statutory                                        1,119,633           1,520,169
2.05.04.03    Contingencies                                            0                   0
2.05.04.04    Unrealized profits                                       0                   0
2.05.04.05    Retention of profits                                     0                   0
2.05.04.06    Special for undistributed dividends                      0                   0
2.05.04.07    Other                                                    0                   0
2.05.05       Retained earnings/accumulated losses               320,158             171,725


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

03.01 - STATEMENT OF INCOME (R$ THOUSAND)

CODE          DESCRIPTION                                    3 -          4 -          5 -           6 -
                                                               4/1/2003     1/1/2003     4/1/2002 TO   1/1/2002 TO
                                                               TO           TO           6/30/2002     6/30/2002
                                                               6/30/2003    6/30/2003
3.01          Gross sales and/or services                        1,580,780    3,107,712     1,180,897     2,217,063
3.02          Deductions                                         (317,852)    (631,536)     (249,060)     (476,848)
3.02.01       Taxes on sales                                     (279,430)    (553,281)     (217,169)     (417,746)
3.02.02       Freights and discounts                              (38,422)     (78,255)      (31,891)      (59,102)
3.03          Net sales and/or services                          1,262,928    2,476,176       931,837     1,740,215
3.04          Cost of sales and/or services rendered             (811,406)  (1,525,823)     (567,758)   (1,041,006)
3.05          Gross profit                                         451,522      950,353       364,079       699,209
3.06          Operating expenses/income                          (205,763)    (379,365)     (149,641)     (340,906)
3.06.01       Selling                                             (87,156)    (158,178)      (58,140)     (111,926)
3.06.02       General and administrative                          (81,205)    (165,532)      (72,292)     (134,110)
3.06.03       Financial, net                                     (118,379)    (167,112)     (130,722)     (179,265)
3.06.03.01    Financial income                                      13,703       37,568        16,490        30,351
3.06.03.02    Financial expenses                                 (132,082)    (204,680)     (147,212)     (209,616)
3.06.04       Other operating income                                 5,227        6,865         1,748         3,829
3.06.05       Other operating expenses                                   0            0             0             0
3.06.06       Equity in the results of subsidiary companies         75,750      104,592       109,765        80,566
3.07          Operating profit                                     245,759      570,988       214,438       358,303
3.08          Non-operating results                                (4,663)      (5,269)       (3,789)       (9,089)
3.08.01       Income                                                     0            0             0             0
3.08.02       Expenses                                             (4,663)      (5,269)       (3,789)       (9,089)
3.09          Net income before taxation and participations        241,096      565,719       210,649       349,214
3.10          Provision for income tax and social                 (39,004)     (95,622)      (19,597)      (48,814)
              contribution
3.11          Deferred income tax                                    1,270     (16,296)           567         2,746
3.12          Statutory participations and contributions           (4,488)      (9,026)       (4,676)       (4,676)
3.12.01       Participations                                       (4,488)      (9,026)       (4,676)       (4,676)
3.12.02       Contributions                                              0            0             0             0
3.13          Reversal of interest on capital                            0            0             0             0
3.15          Net income/loss for the period                       198,874      444,775       186,943       298,470
              Number of shares (thousand), excluding               148,354      148,354   114,118,471   114,118,471
              treasury stock
              Net income per share                                 1.34054      2.99807       0.00164       0.00262
              Loss per share


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


04.01 - NOTES TO THE QUARTERLY INFORMATION

NOTE 1 - PRESENTATION OF THE QUARTERLY INFORMATION

The quarterly information has been prepared in accordance with accounting practices adopted in Brazil and with the rules and standards of the Brazilian Securities Commission (CVM).


NOTE 2 - SIGNIFICANT ACCOUNTING PRACTICES

a) Available funds and financial investments - the financial investments are recorded at cost plus income accrued up to the date of the Quarterly Information, applying the rates agreed with the financial institutions.

b) Allowance for doubtful accounts - is calculated based on the risk rating of receivables, which takes into consideration historical losses, individual situation of customers, and the evaluation of legal advisors, and is considered sufficient to cover possible losses on receivables.

c) Inventories - inventories are stated at the lower of market value and average production or purchase cost.

d) Investments in subsidiaries - are accounted for using the equity method. The result of the equity pick-up is recorded in an operating results account.

e) Fixed assets - are recorded at cost, net of depreciation. Depreciation is calculated on the straight-line basis at rates that take into consideration the estimated useful lives of assets. Interest on financings used to finance construction in progress is added to the cost of constructions.

f) Deferred charges - amortizations are calculated on the straight-line basis at rates determined based on the level of production of projects implemented in relation to installed capacities.

g) Financings - are stated at contract values, plus accrued charges which include interest, monetary or exchange rate variations. Swap transactions, which are linked to financings contracts, are classified together with the operations that originated them.

h) Income tax and social contribution - current and deferred income tax and social contribution were calculated in conformity with current legislation.

i) Other current and long-term liabilities - are recorded at known or estimated amounts plus accrued charges and monetary variations, when applicable.

j) Translation of foreign currency balances - the criterion for translation of balances of assets and liabilities of foreign currency transactions consist of the translation into local currency (R$) at the exchange rate in effect at the date of the Quarterly Information (06/30/2003 - US$ 1.00 = R$ 2.8720 and 03/31/2003 - US$ 1.00 = R$ 3.3531).

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


04.01 - NOTES TO THE QUARTERLY INFORMATION

NOTE 3 - CONSOLIDATED QUARTERLY INFORMATION

a) Include the financial statements of Gerdau S.A. and its directly or indirectly controlled subsidiaries at June 30, 2003, listed below:

Florestal Itacambira S.A. (100%), Florestal Rio Largo Ltda. (100%), Itaguai Com. Imp. e Exp. Ltda. (100%), Seiva S.A. - Florestas e Industrias (96%), Armafer Servicos de Construcao Ltda. (100%), Prontofer Servicos de Construcao Ltda. (100%), Laminadora do Sul S.A. (100%), Siderurgica Riograndense S.A. (87%), Gerdau Participacoes Ltda. (100%), CEA Participacoes S.A. (99%), Gerdau Internacional Empreendimentos Ltda. - Grupo Gerdau (100%), Aco Minas Gerais S.A.
- Acominas (79%), Acominas Overseas Ltd. (79%), Aco Minas Com. Imp. Exp. S.A. (79%), Dona Francisca Energetica S.A. (52%), Gerdau Laisa S.A. (99%), Gerdau Aza S.A. (100%), Industria Del Aciero S.A.-Indac (100%), Gerdau Chile Inversiones Ltda. (100%), Aceros Cox S.A. (100%), Axol S.A. (100%), Sipar Aceros S.A. (38%), Siderco S.A. (38%), Sociedad Industrial Puntana S.A. - SIPSA (38%), Gerdau Ameristeel Cambridge Inc. (67%), Gerdau Ameristeel MRM Special Sections Inc. (67%), Gerdau MRM Holdings Inc. (67%), Gerdau USA Inc. (67%), AmeriSteel Bright Bar Inc. (67%), Gerdau AmeriSteel US Inc. (67%), Gerdau Ameristeel Perth Amboy Inc. (67%), Gerdau Ameristeel Sayreville Inc. (67%), Gallatin Steel Company (34%), Gerdau Ameristeel Corporation (67%), Gerdau Steel Inc. (100%), Aramac S.A. (100%), GTL Equity Investments Corp. (100%), GTL Financial Corp. (100%), Gerdau GTL Spain S.L. (100%), GTL Trade Finance Corp. (100%) and GTL Brasil Ltda. (100%).

b) The principal accounting practices used in preparing the consolidated financial statements are as follows:

     I) Gerdau S.A. and its subsidiaries adopt consistent practices to record operations and value their assets and liabilities. The financial statements of foreign companies are adjusted to reflect and translated using the exchange rate in effect on the Quarterly Information date;

     II) Balance sheet accounts arising from transactions between consolidated companies have been eliminated;

     III) Interests of minority shareholders in subsidiaries are shown separately.

c) Consolidation comprises the financial statements of the jointly-owned subsidiary Dona Francisca Energetica S.A., proportionally to the direct participation and those of the jointly-owned subsidiaries Sipar Aceros S.A. and Gallatin Steel Company, proportionally to the indirect participation of the parent company in their capital.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


04.01 - NOTES TO THE QUARTERLY INFORMATION

     The amounts of the main groups of assets, liabilities and the results of these companies are as follows:

                                               DONA           GALLATIN           SIPAR
                                             FRANCISCA          STEEL        (CONSOLIDATED)
                                           --------------   --------------   --------------
                                             5/31/2003        6/30/2003        6/30/2003
                                           --------------   --------------   --------------
   Assets
   Current assets                                 51,648          178,335          254,437
   Long-term receivables                          81,765                -            7,234
   Permanent assets                              197,324          821,726           60,018
                                           --------------   --------------   --------------
   Total assets                                  330,737        1,000,061          321,689
                                           ==============   ==============   ==============


   LIABILITIES
   Current liabilities                            30,097          124,072          163,865
   Long-term liabilities                         310,083          228,576              209
   Shareholders' equity                          (9,443)          647,413          157,615
                                           --------------   --------------   --------------
   Total liabilities                             330,737        1,000,061          321,689
                                           ==============   ==============   ==============




                                               Dona           Gallatin           Sipar
                                             Francisca          Steel        (Consolidated)
                                           --------------   --------------   --------------
   STATEMENT OF INCOME                       5/31/2003        6/30/2003        6/30/2003
                                           --------------   --------------   --------------
   Gross sales                                     9,839          601,494          388,079
   Deductions                                      (450)          (7,589)         (86,468)
                                           --------------   --------------   --------------
   Net sales                                       9,389          593,905          301,611
   Cost of sales                                 (8,386)        (563,630)        (233,224)
                                           --------------   --------------   --------------
   Gross profit                                    1,003           30,275           68,387
   Selling expenses                                    -          (2,799)            (332)
   General and administrative                    (1,040)         (17,759)         (18,756)
   Financial result                                8,763         (11,399)           18,663
   Other operating income (expenses)                   -                -         (12,598)
                                           --------------   --------------   --------------
   Operating profit (loss)                         8,726          (1,682)           55,364

   Non-operating results                             168          (1,360)          (4,309)

   Provision for income tax and social           (3,108)                -         (17,626)
   contribution
                                           --------------   --------------   --------------
   Net profit (loss) for the year                  5,786          (3,042)           33,429
                                           ==============   ==============   ==============


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


d) The Company records goodwill and negative goodwill in its directly or indirectly controlled subsidiary companies which is being amortized as the assets that generated them are realized or based on projections of future results, as follows:

                                                      AMORTIZATION
                                                          term        Company    Consolidated
                                                      ------------- ------------ -------------
Goodwill in the investment account

    Balance at March 31, 2003                                         23,780       484,787
    (- ) Exchange rate variation                                         -         (57,554)
    (- ) Amortized portion in the quarter               10 years        (610)      (11,530)
                                                                    ------------ -------------
    Balance at June 30, 2003 based on:
                                                                      23,170       415,703
         -  undervaluation of assets                                     -         296,766
         -  expected future results                                   23,170       118,937

Goodwill in the fixed assets account

    Balance at March 31, 2003                                            -         298,039
    (- ) Exchange rate variation                                                   (33,581)
    (- ) Amortized portion in the quarter               10 years                    (8,602)
                                                                    ------------ -------------
    Balance at June 30, 2003 (undervaluation of
    assets)                                                              -         255,856

Negative goodwill in the fixed assets account

Balance at March 31, 2003                                                -        (293,083)

    (- ) Amortized portion in the quarter               30 years                    15,800
                                                                    ------------ -------------
    Balance at June 30, 2003 (overvaluation of assets)
                                                                         -        (277,283)

e) The balance of equity pick-up in the consolidated statement of income refers mainly to the effect of exchange rate variation on foreign investments, which is not eliminated.



(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


NOTE 4 - INCOME TAX AND SOCIAL CONTRIBUTION

The effects of income tax and social contribution on the results present the following adjustments:

                                                            COMPANY
----------------------------------------------------------------------------------------------------------------------
                                                          6/30/2003                               6/30/2002
                                       -------------------------------------- ----------------------------------------
                                        INCOME         SOCIAL                                 SOCIAL
                                          TAX       CONTRIBUTION     TOTAL    INCOME TAX   CONTRIBUTION     TOTAL
                                       ---------  -------------- ------------ -----------  --------------  -----------
Profit before taxes and after profit
     sharing                            556,693         556,693      556,693     344,538        344,538       344,538
Nominal rates                               25%              9%          34%         25%             9%           34%
Income tax and social contribution
     expense at nominal rates          (139,173)       (50,102)    (189,275)    (86,135)       (31,008)     (117,143)
Adjustments of taxes related to:
 - equity in results                    26,148           9,413       35,561      20,142           7,251       27,393
 - interest on own capital              31,154          11,216       42,370      19,971           7,189       27,160
Permanent differences (net)               (965)            391         (574)      12,220          4,302        16,522
                                       ---------  -------------- ------------ -----------  --------------  -----------
Income tax and social contribution in
    the results                        (82,836)        (29,082)    (111,918)    (33,802)       (12,266)      (46,068)
                                       =========  ============== ============ ===========  ==============  ===========
               Current                 (72,927)        (22,695)     (95,622)    (36,547)       (12,267)      (48,814)
               Deferred                 (9,909)         (6,387)     (16,296)      2,745               1        2,746


                                                         CONSOLIDATED
----------------------------------------------------------------------------------------------------------------------
                                                          6/30/2003                               6/30/2002
                                       -------------------------------------- ----------------------------------------
                                        INCOME         SOCIAL                                 SOCIAL
                                          TAX       CONTRIBUTION     TOTAL    INCOME TAX   CONTRIBUTION     TOTAL
                                       ---------  -------------- ------------ -----------  --------------  -----------
Profit before taxation                 475,572         475,572      475,572     347,417         347,417      347,417
Nominal rates                               25%              9%          34%         25%             9%           34%
Income tax and social contribution
     expense at nominal rates         (118,893)        (42,801)    (161,694)    (86,855)       (31,268)     (118,123)
Adjustments of taxes related to:
Equity in results                      (77,827)        (28,018)    (105,845)     24,006           8,642        32,648
Interest on own capital                 31,154          11,216       42,370      19,999           7,200       27,199
Differences in rates of foreign
    companies                           35,696           8,979       44,675     (25,029)         (1,994)     (27,023)
Recovery tax asset Acominas            199,647          63,294      262,941      15,806           5,690       21,496
Permanent differences (net)             (5,982)         (2,736)      (8,718)       9,126           2,709       11,835
                                       ---------  -------------- ------------ -----------  --------------  -----------
Income tax and social contribution in
    the results                         63,795           9,934       73,729     (42,947)        (9,021)      (51,968)
                                       =========  ============== ============ ===========  ==============  ===========
               Current                 (94,929)        (39,354)    (134,283)    (40,035)       (13,651)      (53,686)
               Deferred                158,724          49,288      208,012     (2,912)           4,630        1,718


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


Assets and liabilities of deferred income tax and social contribution were set up at nominal rates and present the following balances:

                                                                  ASSETS
                        --------------------------------------------------------------------------------------------
                                          Company                                     Consolidated
                        --------------------------------------------  ----------------------------------------------
                             6/30/2003              3/31/2003               6/30/2003               3/31/2003
                        --------------------- ----------------------  ----------------------  ----------------------
                         INCOME      SOCIAL     INCOME    SOCIAL       INCOME       SOCIAL      INCOME        SOCIAL
                           TAX   CONTRIBUTION   TAX      CONTRIBUTION   TAX       CONTRIBUTION   TAX       CONTRIBUTION
                        -------  ------------   -------  ------------   -------  ------------   -------  --------------


Tax loss                   119             -        119           -   374,386             -     221,153             -
Negative basis               -             -          -         290        -         88,988          -         42,907
Provision for
   contingencies        12,727         4,582     11,702       4,213    42,678        15,243      42,009        15,001
Benefits to employees    1,948           701      1,948         701    45,620           701      45,620           701
Commissions/other        1,128           354      1,238         373    32,290           358      32,554           377
Amortized goodwill         305           110        153          55       305           110         153            55
Eletrobras losses        9,776           991      9,720         991     9,790           991       9,734           991
                        -------  ------------ ---------- -----------  --------  ------------    --------  ------------
                        26,003         6,738     24,880       6,623   505,069       106,391     351,223        60,032
                        =======  ============ ========== ===========  ========  ============    ========  ============
Current                  1,041           354      1,039         664   100,974        23,908     102,331        13,063
Long-term               24,962         6,384     23,841       5,959   404,095        82,483     248,892        46,969

                                                                LIABILITIES
                        ---------------------------------------------------------------------------------------------
                                           Company                                      Consolidated
                        ----------------------------------------------  ---------------------------------------------
                              6/30/2003               3/31/2003              6/30/2003               3/31/2003
                        ----------------------  ----------------------  ---------------------  ----------------------
                         INCOME      SOCIAL     INCOME    SOCIAL       INCOME       SOCIAL      INCOME        SOCIAL
                           TAX   CONTRIBUTION   TAX      CONTRIBUTION   TAX       CONTRIBUTION   TAX       CONTRIBUTION
                        -------  ------------   -------  ------------   -------  ------------   -------  --------------
Accelerated              25,605         4,090     25,681        3,678   353,855        9,827     426,696         9,415
   depreciation
Amortized negative
   goodwill                 857           309        857          309    53,168       15,645      51,809        15,156
Capital gain              3,354         1,097      3,638        1,183     3,354        1,097       3,638         1,183
                        -------- -------------  --------- ------------  --------  -----------  --------  ------------
                         29,816         5,496     30,176        5,170   410,377       26,569     482,143        25,754
                        ======== =============  ========= ============  ========  ===========  ========  ============
Current                   6,177           391      6,145          337    32,309          391      36,596           337
Long-term                23,639         5,105     24,031        4,833   378,068       26,178     445,547        25,417


The tax credits recognized on tax losses and negative social contribution, both in the company and consolidated, are supported by projections of future taxable income adjusted to present values, based on technical feasibility studies.

The subsidiary Acominas has a balance of tax losses of R$ 1,874,900 and negative social contribution basis to be offset of R$ 1,515,300, which are recognized up to the limit of its capacity of generating taxable income, calculated for the following ten years. This recognition is in conformity with the policy that has already been adopted since 2001 and reinforced by the perspectives of maintenance of future profitability.

The assets relating to temporary differences, mainly on tax contingencies, were recognized according to their probability of realization, based on the assessment of our legal advisors, despite being subject to judicial decisions that are difficult to forecast.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION

The estimated recovery of the assets is as follows:

                                        COMPANY                      CONSOLIDATED
                              ------------------------------  -----------------------------
                               6/30/2003       3/31/2003       6/30/2003      3/31/2003
                              --------------  --------------  -------------- --------------
    Up to 2004                      15,186          15,674         200,245        202,782
    2005                             1,207           1,477          82,195         85,315
    2006                             5,095           5,140          74,772         33,887
    2007                             8,618           8,768          85,029         47,734
    2008 to 2010                     1,091             444         149,883         41,537
    2011 to 2012                     1,544               -          19,336
                              --------------  --------------  -------------- --------------
                                    32,741          31,503         611,460        411,255


NOTE 5 - INVESTMENTS IN SUBSIDIARY, ASSOCIATED AND RELATED COMPANIES

A)      INVESTMENT BALANCES

                                                                                     COMPANY
                            -----------------------------------------------------------------
                                                                          6/30/2003  3/31/2003
                                                                          ---------  --------
                                                    DEPOSIT    GOODWILL     TOTAL     TOTAL
                                                    FOR
                                        PROVISION   FUTURE
                                        FOR         CAPITAL
                            INVESTMENT  LOSSES      INCREASE
                            ----------  ---------   ---------  ---------  ---------  --------

Subsidiary companies:
Gerdau Internacional
Empreendimentos Ltda. (*)   1,597,059               701,193               2,298,252   3,204,371
Gerdau Participacoes Ltda.
(**)                          737,550               441,948               1,179,498   1,030,183
Armafer Servicos de
Construcao Ltda.              198,411                11,000                 209,411     187,532
Dona Francisca Energetica
S.A.                                    (4,893)       6,736     23,170       25,013     19,570
Seiva S.A. - Florestas e
Industrias                      8,364                                         8,364      7,357
Other                           2,761                 1,843                   4,604      4,252
                                                                          ---------  ---------
                                                                          3,725,142  4,453,265
Other investments                                                            17,003     17,247
                                                                          ---------  ---------
                                                                          3,742,145  4,470,512
                                                                          ========== =========

(*) Company holding investments in foreign companies
(**) Company with interest in the capital of Acominas

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


                                                                                 CONSOLIDATED
                                             ------------------------------------------------
                                                                     6/30/2003     3/31/2003
                                             ----------------------- ----------  ------------
                                              INVESTMENT  GOODWILL      TOTAL         TOTAL
                                             ------------ ---------- ----------  ------------

Gerdau AmeriSteel US Inc.                                  291,896    291,896       347,507
Gerdau AmeriSteel Corporation                               95,767     95,767       107,950
MRS Logistica S.A.                                 4,772                4,772         4,772
Dona Francisca Energetica S.A.                              23,170     23,170        23,780
Joint-ventures                                    10,020               10,020        10,270
Other                                             12,845     4,870     17,715        18,798
                                                                     ----------  ------------
                                                                      443,340       513,077
                                                                     ==========  ============

b)      INFORMATION ON INVESTMENTS


                                                                              COMPANY - 6/30/2003
                        --------------------------------------------------------------------------
                                                          EQUITY
                                                            IN      INTEREST
                                   SHAREHOLDERS  NET        THE       IN       QUOTAS          SHARES
                         CAPITAL    EQUITY      INCOME    RESULTS   CAPITAL      HELD           HELD
                        ---------  ----------  --------  --------  -------  ----------      ----------

Subsidiary companies:
Gerdau Internacional
   Empreendimentos
   Ltda.                1,505,996  1,599,775   (148,991) (147,369)   99.83%   1,503,439,672
Gerdau Participacoes
   Ltda.                 422,266     819,713   244,349   219,857     89.98%     379,941,045
Armafer Servicos de
   Construcao Ltda.      146,756     198,411    28,498    28,498    100.00%     146,756,269
Dona Francisca
   Energetica S.A.        66,600      (9,443)    5,786     1,779    51.82%                   345,109,212
Seiva S.A. - Florestas
   e Industrias           74,280     177,167    32,573     1,537    4.72%                        450,000
Other                                                        290
                                                         --------
                                                         140,592
                                                         ========


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


c)      COMPOSITION OF LOANS BALANCE

                                                  COMPANY             CONSOLIDATED
                                      -------------------------- ------------------------
                                         6/30/2003   3/31/2003   6/30/2003    3/31/2003
                                      -------------  ----------- ---------- -------------

ASSETS
Metalurgica Gerdau S.A.                        214      (1,159)
Fundacao Gerdau S.A.                         8,703       4,773     8,703         4,706
Sipar Aceros S.A.                           10,052      11,736     6,214         7,256
Seiva S.A. Florestas e Industrias             (493)       (507)
Armafer Servicos de Construcao Ltda.            47      (3,190)
Florestal Rio Largo Ltda.                   (5,164)     (4,324)
Itaguai Com. Imp. e Exp. Ltda.              (1,231)         (8)
Others                                        (158)        421      (517)       (2,137)
                                      -------------  ----------- ---------- -------------
TOTAL ASSETS                                11,970       7,742   14,400        9,825
                                      -------------  ----------- ---------- -------------
LIABILITIES
GTL Equity Investments Corp.                           (84,561)
GTL Financial Corp.                      (169,367)    (921,961)
                                      -------------  ----------- ---------- -------------
TOTAL LIABILITIES                        (169,367)   (1,006,522)
                                      -------------  ----------- ---------- -------------

The loan contracts between the companies in Brazil are restated by the average rate of funds obtained in the market. The contracts with foreign companies are restated by charges (LIBOR +3% per annum) plus exchange rate variations.

In the quarter the Company settled loans assumed upon the merging of operations of Co.Steel Inc. and Gerdau Companies in North America. This operation was affected by a decrease of investment in the holding company of the foreign companies.

d)      COMMERCIAL OPERATIONS

                                                                 COMPANY 6/30/2003
                                    -----------------------------------------------
                                        SALES   PURCHASE/    ACCOUNTS     ACCOUNTS
                                                EXPENSES    RECEIVABLE    PAYABLE
                                     ---------  -----------  -----------  ----------

Amafer Servicos de Construcao Ltda.       97                       10           2
Aco Minas Gerais S.A. - Acominas       2,700     117,416          913       1,419
Gerdau Laisa S.A.                        326                       80
Gerdau Aza S.A.                        5,614                      175
Sipar Aceros S.A.                     11,577                   13,867
Seiva S.A. - Florestas e Industrias        8
Grupo Gerdau Empreendimentos Ltda.
(*)                                                  302
Indac Ind. Adm. e Comercio S.A.
(**)                                               3,764


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


The purchase and sale transactions of supplies and products are carried out on terms and conditions similar to transactions with unrelated third parties.

(*) Payment for the use of Gerdau trademark.
(**) Payments of guarantees by financing sureties.


NOTE 6 - DEFERRED CHARGES

Deferred charges (company and consolidated) comprise pre-operating expenses for projects relating to steel mill renovations, reforestations, research, development and reorganization.


NOTE 7 - LOCAL AND FOREIGN FINANCINGS

Financings are as follows:

                                           ANNUAL                  COMPANY                     CONSOLIDATED
                                                          ----------------------------  ------------------------------
                                         CHARGES (%)         6/30/2003      3/31/2003       6/30/2003       3/31/2003
                                      ------------------  -------------  -------------  --------------  --------------

SHORT TERM
Working capital financing (R$)           TR + 15.63%          233,541        231,518         235,754         234,159
Fixed assets financing (R$)           12.08% to 17.17%              -              -             579           1,193
Investments financing (R$)                   CDI                4,500          4,500           4,500           4,500
Working capital financing (US$)        2.34% to 11.13%        556,427        344,462       1,833,426       2,583,450
Fixed assets financing and other       3.47% to 7.00%               -              -          12,892           4,073
(US$)
Working capital financing (Cdn$)            4.50%                   -              -               -          66,368
Working capital financing (Clp$)       1.25% to 5.85%               -              -          39,239          52,914
Working capital financing (Ar$)             8.69%                   -              -             234             576
Fixed assets financing (Ar$)               12.00%                   -              -              41              70
Short-term portion of long-term
financings                                                    794,992        773,326       1,090,718       1,614,628
                                                          -------------  -------------  --------------  --------------
                                                            1,589,460      1,353,806       3,217,383       4,561,931

LONG TERM
Working capital financing (R$)         11.78 to 15.63%              -              -          43,597          44,821
Fixed assets financing and other (R$)  3.50% to 17.17%        387,097        405,180         605,854         637,217
Investments financing (R$)               IGPM +8.5%            39,194         40,573          39,194          40,573
Fixed assets financing and other       3.25% to 9.97%         359,466        402,011         731,134         573,779
(US$)
Working capital financing (US$)        2.00% to 10.75%        715,995        903,585       2,437,953       1,943,944
Working capital financing (Cdn$)       2.75% to 4.50%               -              -               -         194,525
Working capital financing (Clp$)       1.25% to 5.85%               -              -          26,714          29,806
Fixed assets financing (Clp$)               5.80%                   -              -          68,671          87,112
Working capital financing (Ar$)            10.80%                   -              -               -               -
Fixed assets financing and other            5.00%                   -              -              29              30
(Eur$)
(-) Short-term portion                                       (794,992)      (773,326)     (1,090,718)     (1,614,628)
                                                          -------------  --------------   ------------  --------------
                                                              706,760        978,023       2,862,428       1,937,179
                                                          -------------  -------------  --------------  --------------
Total financings                                            2,296,220      2,331,829       6,079,811       6,499,110
                                                          =============  =============  ==============  ==============


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


Summary by currency:

                                                      COMPANY                CONSOLIDATED
                                              ------------------------ -------------------------
                                               6/30/2003    3/31/2003    6/30/2003    3/31/2003
                                              -----------  ----------- ------------ ------------

Real (R$)                                        664,332      681,771      929,479      962,463
U.S. dollar (US$)                              1,631,888    1,650,058    5,015,404    5,105,246
Canadian dollar (Cdn$)                                 -            -            -      260,893
Chilean peso (Clp$)                                    -            -      134,624      169,832
Argentine peso (Ar$)                                   -            -          275          646
Euro (Eur$)                                            -            -           29           30
                                              -----------  ----------- ------------ ------------
                                               2,296,220    2,331,829    6,079,811    6,499,110
                                              ===========  =========== ============ ============


The Government Agency for Machinery and Equipment Financing (FINAME) financings are guaranteed by lien on the assets financed. Other financings are guaranteed by collateral signatures of controlling companies on which the company pays a remuneration of 1% p.a., calculated on the guaranteed amount.

Eurobonds contracts include covenants limiting financing to four times the cash generation capacity (EBITDA - Earnings before Interest, Taxes, Depreciation, and Amortization).

Under the agreement with the National Bank for Economic and Social Development (BNDES), to finance the increase in the holding in Acominas, financing is limited to five times EBITDA.

Prepayment transactions include covenants limiting financing to four times
EBITDA.

For all covenants described above, the penalty for the non-compliance is the accelerated maturity of the contract. Consolidated EBITDA is used for measuring purposes.

The subsidiaries in North America have access to revolving credit facilities in the amount of US$ 350,000, equivalent to R$ 1,005,200 at the balance sheet date, with Libor rate plus interest between 2.00% and 3.25% p.a. The distribution of the mentioned credit line for the companies is limited to the working capital of each subsidiary in North America.

The subsidiary Gerdau Aza S.A. has access to revolving credit facilities of CLP$ 58,516,344, equivalent to R$ 240,912 at the balance sheet date with interest rate of 3.75% p.a.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


The schedule for payment of the long-term portion of financings is as follows:

                                               COMPANY   CONSOLIDATED
                                           -------------  -------------

2004                                             72,043        198,914
2005                                            272,355        487,265
2006                                            256,059        334,493
2007                                             29,008        100,356
2008                                             17,315         51,280
After 2008                                       59,980      1,690,120
                                           -------------  -------------
                                                706,760      2,862,428
                                           =============  =============


NOTE 8- DEBENTURES

                                               NUMBER
                                        -----------------------
ISSUE                       GENERAL                 HELD AT
                            MEETING     ISSUED     TREASURY       MATURITY   ANNUAL RATE    6/30/2003   3/31/2003
                        ------------  ----------  -----------  -----------  ------------  ----------- ------------
3rd - A and B             5.27.1982      48,000       27,820     6.1.2011       CDI          73,880       61.672
4th                       6.10.1983      42,000       42,000    2.28.2012       CDI               -            -
7th                       7.14.1982      22,800       14,958     7.1.2012       CDI          35,914       36.292
8th                      11.11.1982      59,988       29,533     5.2.2013       CDI          91,127       72.902
9th                       6.10.1983      41,880       30,067     9.1.2014       CDI          54,100       51.482
10th                      2.27.1981       6,450        6,450   11.30.2015       CDI               -            -
11th - A and B            6.29.1990      50,000       45,527     6.1.2020       CDI          19,419       17.754
13th                     11.23.2001      30,000            -    11.1.2008    CDI + 1%       311,748      328.457
                                                                                          ----------- ------------
Company                                                                                     586,188      568.559
                                                                                          =========== ============
      Short-term portion                                                                     11,794            -
      Long-term portion                                                                     574,394      568.559
Seiva S.A. - Florestas
  e Industrias           11.11.1981      12,000       12,000    11.1.2015   Undetermined          -            -
Gerdau Ameristeel
  Corporation             4.23.1997     125,000            -   4.30.2007       6.50%        205,302      216.960
Debentures with consolidated subsidiaries                                                  (28,481)     (25.222)
                                                                                          ----------- ------------
Consolidated                                                                                763,009      760.297
                                                                                          =========== ============
      Short-term portion                                                                     11,794        7.726
      Long-term portion                                                                     751,215      752.571


The debentures of the 13th issue have covenants limiting the consolidated gross debt to 4 times EBITDA, with penalty of accelerated maturity in case of non-compliance.

Gerdau Ameristeel Corporation debentures are convertible to common shares of the subsidiary up to the debentures maturity date.

Of the outstanding debentures, notes in the amount of R$ 113,637, at June 30, 2003, are directly or indirectly held by controlling shareholders.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION

NOTE 9 - FINANCIAL INSTRUMENTS

a) General comments - Gerdau S.A. and its subsidiaries enter into transactions involving financial instruments, the risks of which are managed through financial position strategies and exposure limit controls. Operations with financial instruments are as follows:

- Financial investments - are recognized at their redemption value as of the balance sheet date;
- Investments and loans between subsidiary, associated and related companies - are commented on and presented in Note 5.
- Financings - are commented on and presented in Note 7.
- Debentures - are commented on and presented in Note 8.
- Share option clause - presented in Note 15.
- Financial derivatives - in order to minimize the effects of fluctuations in foreign exchange rates on its liabilities, Gerdau S.A., entered into swap transactions that were converted into Brazilian Reais on the contract date and linked to changes in the interbank deposit rate (CDI). The subsidiary Acominas has also entered into swap transactions, linked to CDI variations. Swap contracts by type are listed below:

                                                                                           COMPANY
---------------------------------------------------------------------------------------------------
                                            AMOUNT
                                            (US$             CDI
      CONTRACT DATE         TYPE            THOUSAND         PROPORTION                MATURITY
---------------------  --------------------------------  -------------------  ---------------------
         2.12 to          Eurobonds            130,000     84.5% to 103.70%           5.20.2004
        7.18.2001
      3.30.2001 to         Import               38,672    36.00% to 100.00%         8.25.2003 to
        6.30.2003                                                                     10.4.2004
         7.16 to         Prepayment             36,769     85.44% to 92.80%         7.14.2003 to
        7.18.2001                                                                     3.1.2006
         2.20 to          Resolution           164,000   104.00% to 106.00%         7.28.2003 to
        5.28.2003           2770                                                      5.10.2004
       9.4.2002 to           ACC                80,412     25.00% to 92.87%         7.14.2003 to
        4.9.2003                                                                      4.2.2004
      5 to 2.7.2002      Investments           216,000     67.50% to 70.65%          10.29.2004

                                                                                      CONSOLIDATED
---------------------------------------------------------------------------------------------------
                                             AMOUNT
                                             (US$             CDI
      CONTRACT DATE         TYPE             THOUSAND         PROPORTION                MATURITY
---------------------  --------------------------------  -------------------  ---------------------
         2.12 to          Eurobonds            130,000     84.5% to 103.70%           5.20.2004
        7.18.2001
     5.6 to 5.8.2002      Suppliers             85,000    97.00% to 100.00%            4.1. to
                                                                                      7.1.2004
      3.30.2001 to         Import               38,672    36.00% to 100.00%         8.25.2003 to
        6.30.2003                                                                     10.4.2004
      7.16.2001 to       Prepayment             76,769    48.00% to 100.00%         7.14.2003 to
        8.27.2002                                                                     3.1.2006
         2.20 to          Resolution           164,000   104.00% to 106.00%         7.28.2003 to
        5.28.2003           2770                                                      5.10.2004
       9.4.2002 to           ACC               170,562     10.42% to 92.87%          7.7.2003 to
        4.9.2003                                                                      4.2.2004
      5 to 7.2.2002      Investments           216,000     67.50% to 70.65%          10.29.2004



(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION

b) MARKET VALUE - the market value of financial instruments is as follows:

                                                                                      COMPANY
                                       -------------------------------------------------------
                                                6/30/2003                   3/31/2003
                                       --------------------------- ---------------------------
                                         BOOK VALUE  MARKET VALUE    BOOK VALUE        MARKET
                                                                                        VALUE
                                       ------------- ------------- -------------  ------------
Financial investments                        39,427        39,427        75,292        75,292
Swap transactions (assets)                        -             -        45,965        45,965
Swap transactions (liabilities)               4,771         4,771             -             -
Eurobonds                                   344,313       322,804       334,361       297,924
Import financings                           337,160       340,769       381,441       389,010
Prepayment financing                        184,810       194,686       120,544       138,398
Resolution 2770 financing                   531,185       550,279       448,678       498,422
ACC financing                               212,114       225,347       344,462       368,771
Other financing                             686,638       686,638       702,343       702,343
Debentures                                  586,188       586,188       568,559       568,559
Investments                               3,742,145     3,742,145     4,470,512     4,470,512
Related companies (assets)                   11,970        11,970         7,742         7,742
Related companies (liabilities)             169,367       169,367     1,006,522     1,006,522
Share option clause (liabilities)                 -         6,196             -             -

                                                                                 CONSOLIDATED
                                       -------------------------------------------------------
                                                        6/30/2003                   3/31/2003
                                       --------------------------- ---------------------------
                                         BOOK VALUE  MARKET VALUE    BOOK VALUE        MARKET
                                                                                        VALUE
                                       ------------- ------------- -------------  ------------
Financial investments                       939,868       939,868     1,202,161     1,202,161
Swap transactions (assets)                        -             -        45,965        45,965
Swap transactions (liabilities)               4,771         4,771             -             -
Eurobonds                                    58,303        42,515         4,705         4,192
Import financing                            337,160       340,769       381,441       389,010
Prepayment financing                        394,677       412,889       244,876       278,247
Resolution 2770 financing                   531,185       550,279       448,678       498,422
ACC financing                               669,080       688,020       936,961       972,964
Other financing                           4,089,406     4,098,760     4,482,449     4,452,206
Debentures                                  763,009       763,009       760,297       760,297
Investments                                 443,340       443,340       513,077       513,077
Related companies (assets)                   14,400        14,400         9,825         9,825
Share option clause (liabilities)                 -         6,196             -             -


The market value of Eurobonds was obtained using the quotation of the securities in the secondary market.

The market value of swap transactions was obtained based on projections of future results for each contract, which were calculated based on the present value of forward US dollar + coupon (assets) and forward CDI (liabilities) and discounted to present value using the projected future CDI rate for each maturity. Swap transactions related to financing contracts are classified together with the transactions which originated them. Contracts not linked to such financing have been recorded at their market value under the heading Swap transactions, in long-term receivables, with a contra-entry to financial income.

The shares granted at the Extraordinary General Meeting at April 30, 2003 for the "Long-term Incentive Program" were valued by the difference between the market value of the share and the value agreed at the mentioned meeting.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


The Company believes that the value of other financial instruments which are recognized in the books at net contracted value are substantially similar to those that would be obtained if they were negotiated in the market. However, because the markets for these instruments are not active, differences could exist if it was decided to settle in advance.

C) RISK FACTORS THAT COULD AFFECT THE COMPANY'S BUSINESS

Price risk of goods: this risk is related to the possibility of fluctuations in the prices of products sold or in the prices of raw materials and other supply materials used in the production process. Because the Company operates in the commodities market, sales and cost of goods sold could be affected by changes in international prices. To minimize this risk, price fluctuations are permanently monitored in the domestic and international markets.

Interest rate risk: this risk arises as a result of the possibility of losses (or gains) due to fluctuations in interest rates applied to company assets (invested) and liabilities assumed in the market. To minimize possible impacts resulting from interest rate fluctuations, the policy is to use variable rates (such as LIBOR and CDI), and periodically renegotiate contracts to adjust them to the market. It is not the company policy to contract hedges in order to protect against interest rate fluctuations.

Exchange rate risk: this risk is related to the possibility of fluctuations in foreign exchange rates affecting financial expenses (or income) and the liability (or asset) balance of contracts denominated in foreign currency. In order to hedge these fluctuations, a policy of contracting swap operations, as stated in item "a" above is adopted.

Credit risk: this arises from the possibility that the Company might not receive amounts from sales transactions or credits with financial institutions involving financial investment transactions. In order to mitigate this risk detailed analyses of the financial situation of customers are made, credit limits established, and balances permanently monitored. With regard to financial investments, they are made only in institutions that have been assigned a low credit risk by rating agencies. Furthermore, each institution has a maximum limit for investment determined by the credit committee.


NOTE 10 - TAX RECOVERY PROGRAM (REFIS)

On December 6, 2000, the Company enrolled in the Tax Recovery Program (REFIS) to pay overdue balances of PIS and COFINS in installments. The balances of these tax debts are recorded under taxes and contributions, in current liabilities, and under other accounts payable in long-term liabilities. The balances of renegotiated taxes, the payment of which has been divided into 60 installments, of which 23 will still fall due, and are restated by TJLP variation, at June 30, 2003 are as follows:

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION



                                              Company and Consolidated
                            ------------------------------------------------------------
                                      6/30/2003                      3/31/2003
                            -----------------------------  -----------------------------
                            PRINCIPAL  INTEREST   TOTAL    PRINCIPAL  INTEREST   TOTAL
                            ---------- --------  --------  ---------  -------- ---------
PIS                              7,226   14,034    21,260     10,704    12,791    23,495
COFINS                           1,715    3,332     5,047      2,541     3,037     5,578
                            ---------- --------  --------  ---------  -------- ---------
Total                            8,941   17,366    26,307     13,245    15,828    29,073
                            ========== ========  ========  =========  ======== =========

Short-term                       4,665    9,061    13,726      6,113     7,306    13,419
Long-term                        4,276    8,305    12,581      7,132     8,522    15,654
                            ---------- --------  --------  ---------  -------- ---------
Total                            8,941   17,366    26,307     13,245    15,828    29,073
                            ========== ========  ========  =========  ======== =========

Taxes, contributions and other liabilities are paid on their due dates, which is a basic requirement to remain enrolled in the REFIS program.

To guarantee this installment payment program, the land and buildings of the Special Steels Piratini Unit located in the municipality of Charqueadas, State of Rio Grande do Sul, amounting to R$ 78,494 thousand were pledged.

Income tax and social contribution tax credits of third parties offset against fines and interest on consolidation of debts in the REFIS program as of December 06, 2000, amounted to R$ 57,040, for which R$ 4,351 was paid for these credits. There was no use of own tax credits.


NOTE 11 -  PROVISION FOR CONTINGENCIES

The Company and its subsidiaries are parties in labor, civil and tax processes. These latter relate to certain taxes and contributions. Based on the opinion of the legal advisors, management believes that the provision is sufficient to cover probable and reasonably estimable losses on unfavorable court decisions and that final decision would not have significant effects on the financial position of the Company as of June 30, 2003.

                                                      COMPANY          CONSOLIDATED
                                -------------------------------   ------------------------
                                  6/30/2003       3/31/2003        6/30/2003   3/31/2003
                                -------------  ----------------   ------------ -----------
Tax contingencies                      86,564           84,557        169,033     116,801
Labor contingencies                    14,203           14,203         26,204      25,568
Civil contingencies                         -                -         45,157      46,137
                                 -------------  ---------------   ------------ -----------
Total                                 100,767           98,760        240,394     188,506
                                 =============  ===============   ============ ===========

There is also an antitrust process involving Gerdau S.A., relating to the representation of two civil construction unions of Sao Paulo claiming that Gerdau S.A. and other long steel producers in Brazil share customers among themselves thus violating the antitrust legislation. After investigations carried out by the National Economy Defense Department (SDE) and based on public hearing the Secretariat opinion is that there is a cartel. This conclusion was also supported by an opinion of The Secretariat for Economic Monitoring (SEAE) which was presented later. The process will follow its final stage to the Administrative Council for Economic Defense (CADE) that will decide the case.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


Gerdau denies being involved in any type of anti-competitive behavior and understands, based on available information, including its legal advisors' opinion, that, so far, the administrative process is full of irregularities, some of which are impossible to be resolved. As example: the investigations carried out by SDE did not follow the due legal process and representatives of this secretariat guided some of the witnesses who testified in the process. Moreover, the SDE opinion was issued before Gerdau could answer to the closing arguments which indicates a bias in the judgement of SDE. The same is applicable to the SEAE opinion, which analyzes economic matters and is based exclusively on the witnesses testimonies.

The mentioned irregularities which characterize disrespect of related constitutional provisions, will deeply affect a decision in the administrative sphere based on the conclusions so far presented by antitrust authorities. Gerdau has been showing and attempting to fight all these irregularities and, accordingly, will continue proceeding both on the allegation that are being made and on the irregular attitudes practiced in the administrative process believing that it will be successful, if not in the administrative sphere, certainly in the legal sphere.

Due to the above reasons, no provision was set up for this case. According to Brazilian legislation applicable, the Company can be assessed with fines of up to 30% of gross revenue of prior fiscal years and, if it is proven that there is a personal responsibility of an executive, this one can be fined in 10% to 50% of the fine applied to the Company. There is no precedent of fines higher than 4% in the country; in a similar case involving flat steel companies, the fine was 1%.


NOTE 12 - POST-EMPLOYMENT BENEFITS

a)   PENSION PLAN - DEFINED BENEFIT

The Company and its subsidiaries in Brazil, are the co-sponsors of defined benefit pension plans that cover almost all employees in Brazil (Gerdau Plan and Acominas Plan). Also, the Canadian and the American subsidiaries sponsor defined benefit plans (Canadian Plan and American Plan) that cover almost all their employees. The contributions to the Brazilian and American Plans are based on amounts determined on the actuarial basis.

The Gerdau Plan is managed by Gerdau - Sociedade de Previdencia Privada, an entity created by the Gerdau Group for this purpose. Acominas Plan is administered by Fundacao Acominas de Seguridade Social (Acos), a private pension fund created for this specific purpose by Acominas. The Canadian and American plans are managed by Royal Trust/Great West Life and Wells Fargo, respectively.

b)    PENSION PLAN - DEFINED CONTRIBUTION

The Company is also co-sponsor of a pension plan with defined contributions, administered by Gerdau - Sociedade de Previdencia Privada. Contributions are based on a percentage of employees compensation.

The foreign subsidiary Gerdau Ameristeel US Inc. has a defined contribution plan, the contributions of which correspond to 50% of the amount paid by employees, limited to 4% of the salary. The other companies do not have this type of pension plan.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


c)      OTHER POST-EMPLOYMENT BENEFITS

The American subsidiaries offer specific health benefits for retired employees, so long as they retire after a certain age and after completing a specific number of years of service. The American subsidiary has the right to modify or eliminate these benefits. Contributions are based on amounts determined on an actuarial basis.

The Company estimates that the balance payable, on account of indemnities for the executives at their retirement or separation is of R$ 7,794 (company and consolidated) at June 30, 2003.

Considering all types of benefits granted by the Company, the position of assets and liabilities are as follows at June 30, 2003:

                                                                 COMPANY             CONSOLIDATED
                                                  -----------------------  -----------------------
                                                   6/30/2003   3/31/2003    6/30/2003   3/31/2003
                                                  -----------  ----------  -----------  ----------
Actuarial liability with pension plan - defined      -                -      191,461     240,392
benefit
Actuarial liability with health plan                      -           -       89,862     104,915
Liability with retirement benefit and                 7,794       7,794        7,794       7,794
separation benefit
                                                  -----------  ----------  -----------  ----------
 Total liabilities                                     7,794       7,794      289,117     353,101


NOTE 13 - SHAREHOLDERS' EQUITY

a) Capital - On April 30, 2003, a capital increase in the amount of R$ 400,536 was approved at an Extraordinary General Meeting through the capitalization of the reserve for investments and working capital, with 30% stock dividend on the position at that date, representing 34,235,541,169 new shares (11,877,282,535 common and 22,358,258,634 preferred shares).

     At the same meeting the reverse split was approved attributing one new share for each group of thousand shares existing after the stock dividend, observed the type of shares at the Meeting date. Accordingly, each American Depositary Receipt (ADR), represents only one share.

     At June 30, 2003, subscribed and paid-up capital comprises 51,468,224 common shares and 96,885,787 preferred shares, totaling R$ 1,735,656. Preferred shares have no voting right and cannot be redeemed, but participate in equal conditions with common shares, in profit sharing. Authorized capital comprises 240,000,000,000 common shares and 480,000,000,000 preferred shares with no nominal value.

b) Interest on own capital - At June 30, 2003, according to the Board of Directors proposal, interest on capital of R$ 50,440 (R$ 0.34 per share) was credited to shareholders as an anticipation of the statutory minimum dividend for the current year. The Company calculated interest on own capital within the limits established by Law 9249/95. The related amount was recorded as financial expenses for tax purposes. For effects of presentation this amount was stated as dividends, not affecting the results. In the 1st half of 2003, interest on own capital credited as anticipation of the statutory minimum dividend amounted to R$ 124,617.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


NOTE 14 - SURETIES GRANTED

The Company is guarantor of the jointly-owned subsidiary Dona Francisca Energetica S.A., for financing contracts, in the total amount of R$ 102,720, for the part corresponding to 51.82% of the joint guarantee. The Company is also guarantor of vendor operations of the associated company Banco Gerdau S.A., in the total amount of R$ 44,220, at June 30, 2003, and of Credit Agreement operations of the subsidiary GTL Trade Finance Inc., in the amount of US$ 58,000, equivalent to R$ 166,576 at the balance sheet date.


NOTE 15 - LONG-TERM INCENTIVE PLAN

The Extraordinary General Meeting of April 30, 2003 decided, based on a plan approved by the Meeting and within the limit of the authorized capital, to grant stock options of preferred shares to managers, employees or persons rendering services to the Company or to companies under its control, approving the creation of the mentioned plan which consubstantiates a new manner of compensation of strategic executives of the Company, instituting the Long-term Incentive Plan. The Extraordinary General Meeting also authorized the granting proposed by the Company Management of 683,936 options, at the price of R$ 23.88 per share, of which 280,785 within the regular program, with a grace period of five years and, exceptionally in this first year, 403,151 additional options with a three-year grace period.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

04.01 - NOTES TO THE QUARTERLY INFORMATION


NOTE 16 - SUPPLEMENTARY INFORMATION - CASH FLOW

To permit additional analysis the cash flow prepared under the indirect method is being presented as supplementary information.

                                                       Company                Consolidated
                                               6/30/2003    6/30/2002    6/30/2003    6/30/2002
                                               -----------  -----------  ----------- ------------
Net income for the year                          444,775      298,470       549,301      295,449
Equity in results                               (104,592)     (80,566)      311,309      (96,024)
Provision for credit risks                          6,039            -        9,417        1,423
Gain and/or loss on sale of fixed assets            5,233        4,306        7,087        3,123
Gain and/or loss on sale of investments                35        4,177        1,644        4,178
Monetary and exchange variations                  (12,908)     108,151      (12,007)     197,299
Depreciation and amortization                      97,737       90,849      292,115      222,689
Income tax and social contribution                 16,732        4,698     (233,895)      (3,039)
Interest on debt                                  158,361       88,010      296,201      198,092
Contingencies/ judicial deposits                    3,744       (6,580)      16,049      (5,245)
Changes in trade accounts receivable             (142,334)     (59,014)    (277,324)    (190,896)
Changes in inventory                             (222,097)     (44,835)    (231,320)     (41,499)
Changes in suppliers                              (16,488)      13,074      114,844      136,953
Other operating activity accounts                  87,567       40,848      (50,030)    (116,360)
                                               -----------  -----------  ----------- ------------
Net cash from operating activity                  321,804      461,588      793,391      606,143
Purchase/sale of fixed assets                   (141,790)    (110,007)    (426,026)    (284,778)
Increase in deferred charges                      (1,018)        (885)      (3,048)      (5,370)
Purchase/sale of investments                     (59,201)    (492,855)        2,952    (104,231)
Dividends received                                 26,740       10,571            -            -
                                               -----------  -----------  ----------- ------------
Cash used in investment activities              (175,269)    (593,176)    (426,122)    (394,379)
Suppliers- fixed assets                             2,318     (10,228)      (2,007)     (19,265)
Working capital financing                          54,084       62,502      171,983      158,216
Debentures                                       (18,075)     (19,734)     (14,718)     (24,507)
Increase in financing of permanent assets          60,394      493,424      224,864      533,196
Amortization of financing of permanent assets   (143,919)    (359,437)    (277,417)    (889,588)
Payment of interest on financing                 (94,746)     (65,031)    (227,130)    (152,371)
Loans with related companies                      (6,298)       62,961     (15,741)        6,425
Payment of dividends/interest and profit        (274,014)    (119,982)    (278,607)    (130,183)
sharing                                        -----------  -----------  ----------- ------------
    Net cash used in/from financing activities  (420,256)       44,475    (418,773)    (518,077)
    Change in cash balance                      (273,721)     (87,113)     (51,504)    (306,313)
Cash and cash equivalents
        At the beginning of the period            365,680      177,400    1,430,656    1,012,822
        Cash adjustment at the beginning of             -            -     (193,462)     134,340
          the period
        Initial balance of consolidated                 -            -       12,789            -
          companies in the period
        At the end of the period                   91,959       90,287    1,198,479      840,849



(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


05.01 - Comments on the Quarterly Performance

PRODUCTION AND SALES

o Gerdau S.A. produced 963.1 thousand tons of crude steel in the second quarter of the year, increasing 2.3% in relation to the first quarter. In the first six months of 2003 the volume produced reached 1.9 million tons, 12.8% higher than the same 2002 period.

o In the rolled steel line the volume produced in the quarter reached 855.0 thousand tons, 3.0% higher than the first quarter production. In the first six-month period of this year 1.7 million tons were produced, 8.9% higher than the same 2002 period.

   ----------------------------------------------------------------------------------------
   PRODUCTION               2ND        1ST    VARIATION   1ST HALF   1ST HALF VARIATION 1ST
   (1,000 t)            QUARTER    QUARTER  2NDQ 03/1ST       2003       2002  H 03/1ST H02
                           2003       2003         Q 03
   ----------------------------------------------------------------------------------------
   Crude steel            963.1      941.1         2.3%    1,904.3    1,688.0         12.8%
   Rolled steel           855.0      830.2         3.0%    1,685.2    1,546.8          8.9%
   ----------------------------------------------------------------------------------------

o In the second quarter of this year total sales amounted to 1.0 million tons, an increase of 6.9% in relation to the first quarter. Exports, as had already occurred in the first quarter of the year, were responsible for this increase. Shipments amounted to 330.9 thousand tons (US$ 81.8 million) from April to June, 45.2% more than in the prior quarter, more than offsetting the decrease of 5.3% in the domestic market.

o In the first six-month period, the increase of 5.4% in consolidated sales is also due to the increase of 113.6% in exports. In the period, 2.0 million tons were sold, of which 28.6% were for foreign customers and the other 71.4% were sold in the domestic market.

RESULTS

o In the second quarter of 2003, Gerdau S.A. sales reached R$ 1.6 billion, that is, 3.5% more than in the first quarter. Net revenues were R$ 1.3 billion, 4.1% more than in the first quarter of the year. From January to June, sales were R$ 3.1 billion and net revenue R$ 2.5 billion, an increase of 40.2% and 42.3%, respectively.

o In the second quarter, gross margin was 35.75% against 41.12% in the first quarter. The higher participation of costs of sales to net revenues was the reason that influenced this margin decrease. Gross profit reached R$ 451.5 million in the quarter and R$ 950.4 million in the accumulated up to June of this year.

o With the decrease in gross profit and the increase in selling expenses above the revenue increase, EBITDA in the quarter was R$ 332.4 million against R$ 391.9 million in the first quarter of the year, also influencing the lower EBITDA margin in the period, which was 26.32% against 32.31% in the first quarter. In the six-month period, EBITDA reached R$ 724.4 million, 33.2% higher than the same 2002 period.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

05.01 - Comments on the Quarterly Performance

o Net financial expenses totaled R$ 118.4 million in the second quarter. This amount includes negative monetary variations of R$ 2.0 million and negative exchange variation of R$ 8.5 million.

o Investments in subsidiary and associated companies resulted in an equity in their results of R$ 75.8 million in the second quarter of this year, 162.6% higher than in the first quarter.

o Net income reached R$ 198.9 million in the second quarter, 19.1% lower than the first quarter. In the first six- month period of the year, net income was R$ 444.8 million, 49.0% higher than the same 2002 period. This profit represents R$ 1.34 per share in the quarter and R$ 3.00 per share in the six-month period.

o    On June 30, the Company net equity was R$ 3.6 billion, equivalent to R$
     24.58 per share.

INVESTMENTS

o In the first six-month period, investments in fixed assets totaled US$ 48.5 million, for the maintenance and upgrade of technology in the plants. Of this amount, US$ 16.8 million refer to the first quarter and US$ 21.7 million to the second.

FINANCIAL DEBT

o At the end of June, net debt was R$ 3.0 billion, 21.3% lower than at March 31, when it was R$ 3.8 billion, mainly due to the partial cancellation of loan operations with foreign subsidiaries.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

05.01 - Comments on the Quarterly Performance


   ------------------------------------------------------------------------
   INDEBTEDNESS                               6.30.2003           3.31.2003
   (R$ million)
   ------------------------------------------------------------------------
   SHORT TERM
      Local currency                              360.6               351.8
      Foreign currency1                         1,240.6             1,002.1
      TOTAL                                     1,601.2             1,353.9

   LONG TERM
      Local currency                              889.9               898.6
      Foreign currency1                           560.6             1,654.5
      TOTAL                                     1,450.5             2,553.1

   GROSS DEBT                                   3,051.7             3,907.0
   Available funds and investments                 92.0               147.0
   NET DEBT                                     2,959.7             3,760.0
   ------------------------------------------------------------------------
     1 - 69% of foreign currency debt was hedged.

o    The schedule for payment of long-term debt at June 30 was as follows:

   -----------------------------------------------------------------------------
                         YEAR                             R$ MILLION
   -----------------------------------------------------------------------------
                         2004                                72.0
                         2005                                272.4
                         2006                                256.1
                         2007                                29.0
                     2008 onwards                            821.0
                         TOTAL                              1,450.5
   -----------------------------------------------------------------------------

CAPITAL MARKET

o On August 14, Gerdau S.A. shareholders will receive R$ 50.4 million in interest on own capital related to the second quarter of 2003, equivalent to R$ 0.34 per share. In the six-month period, this amount reaches R$ 124.6 million, that is, R$ 0.84 per share presently issued. On an annualized basis this amount represents a yield of 4.9% on the quotation of R$ 34.44 per share, recorded on July 25, 2003.

o On April 30, a stock dividend of 30% and also the reverse split of each thousand shares into a new share were approved. As a consequence, shares will be traded on the stock exchanges by unit and no longer by thousand shares.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

05.01 - Comments on the Quarterly Performance


o In the first six-month period of 2003, Gerdau S.A. (GGBR) share activity totaled R$ 912.2 million in Bovespa. This volume represents an increase of 50.0% in relation to the same 2002 period. 43,334 transactions, which exceeded by 85.2% the number in the first six-month period of the prior year, were carried out. In the period, preferred shares increased in value by 33.0% and the daily transaction average was R$ 7.2 million.

o In the New York Stock Exchange 8.9 million of Gerdau S.A. (GGB) ADRs were traded in the 1st six-month period of the year, moving US$ 90.5 million, equivalent to a daily average of US$ 726.3 thousand.

o In Latibex (Madrid Stock Exchange), Gerdau S.A. (XGGB) preferred shares have been traded daily. 132.0 thousand shares were negotiated in the first six-month period of 2003, moving resources of about 1.1 million euros.


RELATIONSHIP WITH INDEPENDENT AUDITORS

o To comply with CVM Instruction 381/2003, Gerdau S.A. informs that PricewaterhouseCoopers Auditores Independentes, provider of external audit services for the Company, has not rendered services unrelated to the external auditing during the first six-month period of 2003.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

06.02 - CONSOLIDATED BALANCE SHEET - LIABILITIES AND SHAREHOLDERS' EQUITY (R$ THOUSAND)


1 - CODE      2 - DESCRIPTION                           3 - 6/30/2003       4 - 3/31/2003
1             Total assets                                      14,240,100         14,891,878
1.01          Current assets                                     5,481,339          5,822,891
1.01.01       Available funds                                      258,611            142,164
1.01.02       Credits                                            2,580,017          3,009,123
1.01.02.01    Trade accounts receivable                          1,557,333          1,735,708
1.01.02.02    Tax credits                                           82,816             71,254
1.01.02.03    Marketable securities                                939,868          1,202,161
1.01.03       Inventories                                        2,322,606          2,390,961
1.01.03.01    Finished products                                  1,184,005          1,201,039
1.01.03.02    Work in process                                      355,719            341,520
1.01.03.03    Raw materials                                        338,454            361,390
1.01.03.04    Warehouse materials                                  404,602            441,972
1.01.03.05    Advances to suppliers                                 39,826             45,040
1.01.04       Other                                                320,105            280,643
1.01.04.01    Other receivables                                    195,223            165,249
1.01.04.02    Deferred income tax and social                       124,822            115,394
              contribution
1.02          Long-term receivables                                759,772            586,642
1.02.01       Sundry credits                                        10,938             10,938
1.02.01.01    Eletrobras loans                                      10,938             10,938
1.02.02       Receivables from related companies                    14,400              9,825
1.02.02.01    Associated companies                                       0                  0
1.02.02.02    Subsidiary companies                                  14,400              9,825
1.02.02.03    Other                                                      0                  0
1.02.03       Other                                                734,434            565,879
1.02.03.01    Judicial deposits and other                          247,856            270,018
1.02.03.02    Deferred income tax and social                       486,578            295,861
              contribution
1.03          Permanent assets                                   7,998,989          8,482,345
1.03.01       Investments                                          443,340            513,077
1.03.01.01    In associated companies                                    0                  0
1.03.01.02    In subsidiary companies                                    0                  0
1.03.01.03    Other                                                      0                  0
1.03.02       Fixed assets                                       7,530,244          7,946,577
1.03.02.01    Land, buildings and constructions                  4,564,252          4,670,389
1.03.02.02    Machinery, equipment and installations             6,404,529          6,685,745
1.03.02.03    Furniture and fixtures                               106,703            113,794
1.03.02.04    Vehicles                                              36,466             37,890
1.03.02.05    Electronic data equipment                            182,872            183,411
1.03.02.06    Construction in progress                             547,445            477,595
1.03.02.07    Forestation/reforestation                            162,996            154,801
1.03.02.08    Accumulated depreciation                         (4,475,019)        (4,377,048)
1.03.03       Deferred charges                                      25,405             22,691


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

06.02 - CONSOLIDATED BALANCE SHEET - LIABILITIES AND SHAREHOLDERS' EQUITY (R$ THOUSAND)


1 - CODE      2 - DESCRIPTION                        3 - 6/30/2003        4 - 3/31/2003
2             Total liabilities and shareholders'             14,240,100          14,891,878
              equity
2.01          Current liabilities                              4,779,361           6,406,050
2.01.01       Financings                                       3,217,383           4,561,931
2.01.02       Debentures                                          11,794               7,726
2.01.03       Suppliers                                          986,409           1,177,648
2.01.04       Taxes, charges and contributions                   171,649             239,293
2.01.05       Dividends payable                                   44,415              65,059
2.01.06       Provisions                                               0                   0
2.01.07       Payables to related companies                            0                   0
2.01.08       Other                                              347,711             354,393
2.01.08.01    Salaries payable                                   138,833             130,175
2.01.08.02    Deferred income tax and social                      32,700              36,933
              contribution
2.01.08.03    Other payables                                     176,178             187,285
2.02          Long-term liabilities                            4,688,699           3,863,557
2.02.01       Financings                                       2,862,428           1,937,179
2.02.02       Debentures                                         751,215             752,571
2.02.03       Provisions                                               0                   0
2.02.04       Payables to related companies                            0                   0
2.02.05       Other                                            1,075,056           1,173,807
2.02.05.01    Provision for contingencies                        240,394             188,506
2.02.05.02    Deferred income tax and social                     404,246             470,964
              contribution
2.02.05.03    Other payables                                     141,299             161,236
2.02.05.04    Benefits to employees                              289,117             353,101
2.03          Deferred income                                          0                   0
2.04          Minority interest                                1,126,211           1,140,954
2.05          Shareholders' equity                             3,645,829           3,481,317
2.05.01       Paid-up capital                                  1,735,656           1,335,120
2.05.02       Capital reserves                                   342,813             326,734
2.05.02.01    Investment subsides                                309,051             292,972
2.05.02.02    Special reserve - Law 8200/91                       21,487              21,487
2.05.02.03    Other                                               12,275              12,275
2.05.03       Revaluation reserves                                     0                   0
2.05.03.01    Own assets                                               0                   0
2.05.03.02    Subsidiary/associated companies                          0                   0
2.05.04       Revenue reserves                                 1,247,202           1,647,738
2.05.04.01    Legal                                              127,569             127,569
2.05.04.02    Statutory                                        1,119,633           1,520,169
2.05.04.03    Contingencies                                            0                   0
2.05.04.04    Unrealized profits                                       0                   0
2.05.04.05    Retention of profits                                     0                   0
2.05.04.06    Special for undistributed dividends                      0                   0
2.05.04.07    Other                                                    0                   0
2.05.05       Retained earnings/accumulated losses               320,158             171,725


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

07.01 - CONSOLIDATED STATEMENT OF INCOME (R$ THOUSAND)


CODE          DESCRIPTION
                                                               3 -          4 -          5 -           6 -
                                                               4/1/2003     1/1/2003     4/1/2002 TO   1/1/2002 TO
                                                               TO           TO           6/30/2002     6/30/2002
                                                               6/30/2003    6/30/2003

3.01          Gross sales and/or services                        3,557,706    7,482,221     2,418,297     4,471,607
3.02          Deductions                                          (527,417)  (1,125,093)     (440,293)     (834,710)
3.02.01       Taxes on sales                                      (339,765)    (679,506)     (253,904)     (492,784)
3.02.02       Freights and discounts                              (187,652)    (445,587)     (186,389)     (341,926)
3.03          Net sales and/or services                          3,030,289    6,357,128     1,978,004     3,636,897
3.04          Cost of sales and/or services rendered            (2,245,993)  (4,741,264)   (1,419,352)   (2,580,729)
3.05          Gross profit                                         784,296    1,615,864       558,652     1,056,168
3.06          Operating expenses/income                           (642,838)  (1,121,642)     (359,577)     (693,697)
3.06.01       Selling                                             (115,610)    (207,607)      (74,315)     (145,646)
3.06.02       General and administrative                          (160,422)    (348,853)     (158,330)     (281,712)
3.06.03       Financial, net                                      (140,693)    (250,173)     (285,969)     (411,105)
3.06.03.01    Financial income                                       3,535       11,423        54,070        77,872
3.06.03.02    Financial expenses                                  (144,228)    (261,596)     (340,039)     (488,977)
3.06.04       Other operating income                                     0            0        50,080        48,742
3.06.05       Other operating expenses                              (3,738)      (3,700)            0             0
3.06.06       Equity in the results of associated companies       (222,375)    (311,309)      108,957        96,024
3.07          Operating profit                                     141,458      494,222       199,075       362,471
3.08          Non-operating results                                 (8,627)      (9,624)        2,546        (9,866)
3.08.01       Income                                                     0            0         2,546             0
3.08.02       Expenses                                              (8,627)      (9,624)            0        (9,866)
3.09          Net income before taxation and participations        132,831      484,598       201,621       352,605
3.10          Provision for income tax and social                  (61,382)    (134,283)      (18,884)      (53,686)
              contribution
3.11          Deferred income tax                                   195,073      208,012       (7,448)        1,718
3.12          Statutory participations and contributions             (4,488)      (9,026)      (5,188)       (5,188)
3.12.01       Participations                                         (4,488)      (9,026)      (5,188)       (5,188)
3.12.02       Contributions                                               0            0            0             0
3.13          Reversal of interest on capital                             0            0            0             0
3.14          Minority interest                                     (63,160)    (104,526)      16,842         3,021
3.15          Net income/loss for the period                        198,874      444,775      186,943       298,470
              Number of shares (thousand), excluding                148,354      148,354  114,118,471   114,118,471
              treasury stock
              Net income per share                                  1.34054      2.99807      0.00164       0.00262
              Loss per share


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE

HIGHLIGHTS

o Consolidated net income in the six-month period reached R$ 549.3 million, 85.9% higher than the same 2002 period, when it was R$ 295.4 million. Net margin was 8.64% against 8.12% in the prior year.

o In the first six months of 2003, consolidated sales reached R$ 7.5 billion, 67.3% more than the first six-month period of 2002. Of this amount, 57.4% relates to operations in Brazil, 38.8% to North America units and 3.8% to the companies of Chile, Uruguay and Argentina.

o    EBITDA generated up to June of this year was R$ 1.4 billion against R$
     851.5 million in the same 2002 period, an increase of 58.7%. EBITDA margin was 21.26% in 2003 and 23.41% in 2002.

o From January to June, crude steel production reached 6.1 million tons, an increase of 44.6% on the same 2002 period. In rolled steel, production reached 4.4 million tons in 2003, an increase of 42.1%.

------------------------------------------------------------------------------------------------
MAIN INFORMATION                     2ND      2ND        VARIATION 1ST HALF  1ST HALF  VARIATION
                                   QUARTER  QUARTER                2003      2002
                                     2003     2002
------------------------------------------------------------------------------------------------
Production (1,000 t)
     Crude steel                    3,085    1,958      57.6%    6,054     4,185      44.6%
     Rolled steel                   2,239    1,599      40.1%    4,374     3,079      42.1%

Sales (1,000 t)                     2,977    1,983      50.1%    5,866     4,104      42.9%

Net revenue (R$ million)            3,030    1,978      53.2%    6,357     3,637      74.8%
EBITDA (R$ million)                   646      439      47.0%    1,352       852      58.7%
Net profit (R$ million)               262      170      54.0%      549       295      85.9%

Shareholders' equity (R$            4,772    4,132      15.5%    4,772     4,132      15.5%
million)
Total assets (R$ million)          14,240   10,620      34.1%   14,240    10,620      34.1%

Gross margin                        25.9%    28.2%               25.4%     29.0%
EBITDA margin                       21.3%    22.2%               21.3%     23.4%
Net margin                           8.7%     8.6%                8.6%      8.1%

Net profit / Shareholders'          22.5%    15.0%               22.5%     15.0%
equity (ROE)1

Net debt / total net                54.2%    47.8%               54.2%     47.8%
capitalization
Net debt / EBITDA2                   2.1x     2.4x                2.1x      2.4x
-------------------------------------------------------------------------------------------


(1)    Net income for the last 12 months on net equity at the end of the period.
(2)    EBITDA for the last 12 months.

o On August 14, Gerdau S.A. shareholders will receive R$ 50.4 million of interest on own capital related to the second quarter of 2003, equivalent to R$ 0.34 per share.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE

o The shareholders' meeting held on April 30 approved a stock dividend of 30% in Gerdau S.A. Also, the reverse split of each thousand shares into a new share was approved and, as a consequence, transactions will be carried out by unit and no longer by thousand shares.

o Gerdau AmeriSteel Corporation, subsidiary of Gerdau in North America, concluded, on June 27, 2003, the contracting of a Senior Secured Credit Facility (syndicated credit line) in the amount of US$ 350 million for 5 years at the cost of 4.5% per annum, as well as the private placement of Senior Unsecured Notes (bank notes), in the net amount of US$ 389.5 million for 8 years at the cost of 10.375% per annum. The average term of these funds, which total US$ 755 million, is 6.6 years at an average rate of 7.7% per annum. The funds from these operations were used for roll-over of borrowings.

PERFORMANCE IN THE QUARTER

PRODUCTION AND SALES

o Gerdau companies produced 3.1 million tons of crude steel in the second quarter of this year, increasing 3.9% in relation to the first quarter. In the first six months of 2003 the volume produced reached 6.1 million tons, 44.6% higher than the same 2002 period. For the six-month period production, the Brazilian units contributed with 55.6%, the North American with 41.6% and the South American with the other 2.8%.The increase in the six-month period is mainly due to the expansion of the installed capacity, arising from the incorporation of new units in North America in October 2002, and from the recovery of the productive capacity in Acominas.

o In the rolled steel line, the volume produced in the quarter reached 2.2 million tons, 4.9% above the first quarter production. In the first six-month period of this year 4.4 million tons were produced, 42.1% more than in the same 2002 period.

---------------------------------------------------------------------------------------------
PRODUCTION                     2ND        1ST  VARIATION 2   1ST HALF   1ST HALF VARIATION 1H
(1,000 tons)               QUARTER     QUARTER  Q 03/1 Q 03    2003       2002     03/1H 02
                              2003       2003
---------------------------------------------------------------------------------------------
CRUDE STEEL
   Brazil                  1,679.2    1,688.1       (0.5%)    3,367.3    2,694.3        25.0%
   North America           1,321.2    1,195.5        10.5%    2,516.7    1,349.9        86.4%
   South America              85.1       84.8         0.4%      169.9      141.0        20.5%
   TOTAL                   3,085.5    2,968.4         3.9%    6,053.9    4,185.2        44.6%

ROLLED STEEL
   Brazil                    940.5      921.5         2.1%    1,862.0    1,682.5        10.7%
   North America           1,215.5    1,122.2         8.3%    2,337.7    1,245.3        87.7%
   South America              83.3       91.5       (8.9%)      174.8      151.7        15.2%
   TOTAL                   2,239.3    2,135.2         4.9%    4,374.5    3,079.5        42.1%
---------------------------------------------------------------------------------------------

o Total sales in the second quarter of this year amounted to 3.0 million tons, an increase of 3.0% in relation to the first quarter. Exports, as had already occurred in the first quarter of the year, were responsible for this increase. Shipments amounted to 792.9 thousand tons (US$ 204.1 million) from April to June, volume 20.6% higher than the prior period, and which, in turn, more than offset the decrease of 6.5% in the domestic market.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE


o In the first six-month period, the increase of 42.9% in consolidated sales is also due to the increase of 77.7% in exports, together with the consolidation of new units in North America and the recovery of production in Acominas. In the period, 5.9 million tons were sold, of which 52.9% by the companies in Brazil, 43.6% by North American units and 3.5% by the companies in Chile, Argentina and Uruguay.

---------------------------------------------------------------------------------------------
SALES                          2ND        1ST VARIATION 2Q   1ST HALF   1ST HALF VARIATION 1H
(1,000 tons)               QUARTER    QUARTER     03/1Q 03       2003       2002     03/1H 02
                              2003       2003
---------------------------------------------------------------------------------------------
BRAZIL
   Domestic market           798.2      853.5       (6.5%)    1,651.7    1,807.5       (8.6%)
   Exports                   792.9      657.2        20.6%    1,450.1      815.9        77.7%
   TOTAL                   1,591.1    1,510.7         5.3%    3,101.8    2,623.4        18.2%

FOREIGN
   North America           1,284.1    1,271.0         1.0%    2,555.1    1,319.8        93.6%
   South America             101.3      107.4       (5.7%)      208.7      160.4        30.1%
   TOTAL                   1,385.4    1,378.4         0.5%    2,763.8    1,480.2        86.7%

TOTAL CONSOLIDATED         2,976.5    2,889.1         3.0%    5,865.6    4,103.6        42.9%
---------------------------------------------------------------------------------------------

RESULTS

o In the second quarter of 2003, net sales totaled R$ 3.0 billion, 8.9% lower than the first quarter, which is due to the lower income in reais of operations abroad because of the appreciation of the real in comparison to the U.S. dollar. The same effect occurred in the accumulated for the year;
     however, the increase in the steel products price in the international market and the increase of physical sales provided an increase in net sales from R$ 3.6 billion, in 2002, to R$ 6.4 billion, in 2003, resulting in an increase of 74.8%.

---------------------------------------------------------------------------------------------
NET INCOME                    2ND        1ST    VARIATION    1ST HALF   1ST HALF    VARIATION
(R$ million)              QUARTER    QUARTER    2Q03/1Q03        2003       2002    1H03/1H02
                             2003       2003
---------------------------------------------------------------------------------------------
   Brazil                 1,769.0    1,717.0         3.0%     3,486.0    2,176.7        60.2%
   North America          1,165.7    1,490.0      (21.8%)     2,655.7    1,322.1       100.9%
   South America             95.6      119.8      (20.2%)       215.4      138.1        56.0%
   TOTAL                  3,030.3    3,326.8       (8.9%)     6,357.1    3,636.9        74.8%
---------------------------------------------------------------------------------------------

o In the second quarter, gross margin was 25.88% against 25.00% in the first quarter. The lower participation of cost of sales in net revenue provided this improvement in margin. Gross profit reached R$ 784.3 million in the quarter and R$ 1.6 billion accumulated up to June of this year.

o Selling, general and administrative expenses, although reduced by 1.6% in absolute values in the second quarter of this year in relation to the first quarter, represent a slight increase a percentage of net sales. These expenses totaled R$ 276.0 million in the second quarter and represented
     9.11% of net revenues. In the first six months of this year, these expenses totaled R$ 556.5 million and represented 8.75% of net revenues for the period against 11.75% in the first half of 2002.


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE


----------------------------------------------------------------------------------------------------
EBTDA                                      2ND QUARTER  1ST QUARTER   1ST HALF 2003   1ST HALF 2002
(R$ million)                                  2003         2003
----------------------------------------------------------------------------------------------------
   Gross profit                                 784.3        831.6      1,615.9      1,056.2
   Selling expenses                            (115.6)       (92.0)      (207.6)      (145.6)
   General and administrative                  (160.4)      (188.4)      (348.8)      (281.7)
   Depreciation and amortization                137.6        154.5        292.1        222.7
   EBITDA                                       645.9        705.7      1.351.6        851.6
   Net financial expenses                      (134.7)      (118.1)      (252.8)      (152.1)
   Foreign exchange and monetary                 (6.0)         8.6          2.6       (259.0)
   variations
   EBTDA                                         505.2        596.2      1.101.4        440.5
---------------------------------------------------------------------------------------------

o With less income in reais arising for operations abroad, due to the appreciation of the real in comparison to the U.S. dollar, EBITDA for the quarter was R$ 645.8 million against R$ 705.7 million in the first quarter of this year. However, the margin has been at the same level in these periods, reaching 21.31% in the second quarter. In the six-month period, EBITDA reached R$ 1.4 billion, 58.7% higher than the same 2002 period.

---------------------------------------------------------------------------------------------
EBITDA                        2ND        1ST    VARIATION    1ST HALF   1ST HALF    VARIATION
(R$ million)              QUARTER    QUARTER    2Q03/1Q03        2003       2002    1H03/1H02
                             2003       2003
---------------------------------------------------------------------------------------------
   Brazil                   546.3      620.0      (11.9%)     1,166.3      643.3        81.3%
   North America             70.1       47.3        48.2%       117.4      165.8      (29.2%)
   South America             29.4       38.4      (23.4%)        67.8       42.4        59.9%
   TOTAL                    645.8      705.7       (8.5%)     1,351.5      851.5        58.7%
---------------------------------------------------------------------------------------------

o Net financial expenses amounted to R$ 140.7 million in the second quarter. This amount includes positive monetary variations of R$ 10.1 million and negative exchange variation of R$ 16.2 million.

o The exchange effect on investments abroad resulted in a negative equity of R$ 222.4 million in the second quarter of this year, 150.0% higher than the first quarter.

o The provision for Income Tax and Social contribution, in the second quarter, was positive in R$ 133.7 million, due to the full recognition, in the period, by the subsidiary Acominas, of R$ 198.0 million of deferred tax assets on tax losses and negative social contribution basis. This recognition is in conformity with the policy that has already been adopted since 2001 and reinforced by the perspectives of maintenance of future profitability.

o Net profit reached R$ 262.0 million in the second quarter of 2003, with a net margin of 8.65%. In the six-month period, net profit reached R$ 549.3 million, an increase of 85.9% on the same 2002 period and net margin of 8.64%.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE



----------------------------------------------------------------------------------------------
NET PROFIT                   2ND       1ST       VARIATION   1ST HALF    1ST HALF   VARIATION
(R$ million)             QUARTER     QUARTER     2Q03/1Q03     2003        2002     1H03/1H02
                            2003      2003
----------------------------------------------------------------------------------------------
  Brazil                   249.9     287.4       (13.0%)     537.3        248.7       116.0%
  North America             (5.2)    (22.4)      (76.8%)     (27.6)        44.4      (162.2%)
  South America             17.3      22.3       (22.4%)      39.6          2.3     1.621.7%
   TOTAL                   262.0     287.3        (8.7%)     549.3        295.4        85.9%
----------------------------------------------------------------------------------------------

INVESTMENTS

o    In the first six-month period, investments in fixed assets totaled US$
     138.7 million, for the maintenance and upgrade of technology in the industrial plants in Brazil and abroad.

---------------------------------------------------------------------------------------------
INVESTMENTS                          2ND. QUARTER 2003   1ST. QUARTER 2003     1ST. HALF 2003
(US$ million)
---------------------------------------------------------------------------------------------
   BRAZIL                                         56.9                54.2              111.1
       Gerdau S.A.                                21.7                16.8               38.5
       Acominas                                   33.5                37.3               70.8
       Other                                       1.7                 0.1                1.8

   FOREIGN                                        14.9                12.7               27.6
       North America                              13.4                11.1               24.5
       South America                               1.5                 1.6                3.1

   TOTAL                                          71.8                66.9              138.7
---------------------------------------------------------------------------------------------

o The companies in Brazil invested US$ 111.1 million (80.1% of total), of which US$ 48.5 million by Gerdau S.A., US$ 70.8 million by Acominas and US$
     1.8 million by other Brazilian companies.

o The units in North America received investments of about US$ 24.5 million and the South American units another US$ 3.1 million.

FINANCIAL DEBT

o At June 27, 2003 Gerdau AmeriSteel Corporation, subsidiary of Gerdau in North America, concluded the private placement of Senior Unsecured Notes (bank notes) at 10.375% falling due in 2011 at 98.001% of face value, as well as the contracting of a Senior Secured Credit Facility (syndicated credit line) for 5 years and cost of 4.5% per annum. Net sales of bank notes, of US$ 389.5 million, and the initial withdrawal of US$ 142.5 million from the credit line were used by Gerdau AmeriSteel to roll-over its borrowings. The average term of these funds, which totaled US$ 755 million, is 6.6 years at an average rate of 7.7% per annum.

o Gerdau S.A. and Acominas, in a joint operation, are developing a program to obtain funds of US$ 400 million, known as Securitization of Export Receivables, the purpose of which is to extend the debt profile of these companies.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE

o At the end of June, net debt was R$ 5.6 billion, 4.6% lower than March 31, when it was R$ 5.9 billion. It should be emphasized that, due to the refinancing of Gerdau AmeriSteel debt, the short-term portion decreased by 29.3% in the period.

o On June 30, cash and financial investments balances totaled R$ 1.2 billion, of which 66.0% (R$ 791.0 million) was indexed to the U.S. dollar.

-----------------------------------------------------------------------
INDEBTEDNESS(R$ MILLION)                  6.30.2003           3.31.2003
-----------------------------------------------------------------------
SHORT-TERM
   Local currency                             445.4               475.3
   Foreign currency1                        1,856.8             1,852.4
   Foreign companies                          927.0             2,242.0
   TOTAL                                    3,229.2             4,569.7

LONG-TERM
   Local currency                           1,071.1             1,120.9
   Foreign currency                           689.5               812.9
   Foreign companies                        1,853.0               755.9
   TOTAL                                    3,613.6             2,689.7

GROSS DEBT                                  6,842.8             7,259.4
Available funds and investments             1,198.5             1,344.3

NET DEBT                                    5,644.3             5,915.1
-----------------------------------------------------------------------
  1 - 65% of foreign currency debt was hedged.

o    The schedule of long-term debt payment at June 30 was as follows:

           --------------------------------------------------------------------
                              YEAR                    R$ MILLION
           --------------------------------------------------------------------
                              2004                      198.9
                              2005                      487.3
                              2006                      334.5
                              2007                      305.6
                          2008 onwards                 2,287.3
                             TOTAL                     3,613.6
           --------------------------------------------------------------------

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE

At the end of the quarter, the main indicators related to Gerdau debt were the following:

---------------------------------------------------------------------------------------------
INDICATORS                                                      6.30.2003           3.31.2003
---------------------------------------------------------------------------------------------
Net debt / Total net capitalization                                 54.2%               56.1%
EBITDA / Net financial expenses (excluding exchange                 5.3x1                6.0x
   and monetary variations)
Gross debt / EBITDA2                                                 3.2x                3.0x
Net debt / EBITDA2                                                   2.1x                2.4x
---------------------------------------------------------------------------------------------

  1 - Accumulated 6 months
  2 - EBITDA of the last 12 months

ACOMINAS RESTRUCTURING

o As disclosed on June 12, 2003, Gerdau S.A. is concluding studies to implement an operating restructuring in the subsidiary Acominas, which will consist of the integration of industrial, commercial and financial operations of the Company. This operating restructuring will permit operating, administrative, financial and tax costs savings, the quantification of which is still being evaluated. In the following weeks Gerdau will disclose a significant event notice about the result of these studies, as well as related actions, to be later submitted to the shareholders of the involved companies for approval.

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

09.01 - INVESTMENTS IN SUBSIDIARY AND/OR ASSOCIATED COMPANIES


 1 -  2 - COMPANY NAME     3 - CNPJ     4 - CLASSIFICATION  5 - % OF INVESTEES 6 - % OF SHARE
 ITEM                                                       CAPITAL            HOLDERS' EQUITY
                                                                               OF INVESTOR
 7 - TYPE OF COMPANY       8 - NUMBER OF SHARES FOR THE     9 - NUMBER  OF SHARES IN THE PRIOR
                           QUARTER (THOUSANDS)              QUARTER (THOUSANDS)

  01  Gerdau Intern.       87.040.598/00Closed Subsidiary                 99.83           90.47
      Empreend. Ltda.
Commercial, industrial and                         1,503,440                          1,503,440
other

  03  Gerdau Participacoes 02.186.673/00Closed Subsidiary                 89.98           32.35
      Ltda.
Commercial, industrial and                           379,941                            379,941
other


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                              01
2 - ORDER NUMBER                                                      03
3 - CVM REGISTRATION NUMBER                                   DCA-82/018
4 - CVM REGISTRATION DATE                                      7/29/1982
5 - ISSUED SERIES                                                      A
6 - TYPE OF ISSUANCE                                              SIMPLE
7 - NATURE OF ISSUANCE                                            PUBLIC
8 - DATE OF ISSUANCE                                            6/1/1982
9 - MATURITY DATE                                               6/1/2011
10 - TYPE OF DEBENTURE                                WITHOUT PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                             CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                        359.45
14 - ISSUED AMOUNT (thousands of reais)                            8,626
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                           24,000
16 - OUTSTANDING DEBENTURES (UNIT)                                14,315
17 - TREASURY DEBENTURES (UNIT)                                    9,685
18 - REDEEMED DEBENTURES (UNIT)                                        0
19 - CONVERTED DEBENTURES (UNIT)                                       0
20 - DEBENTURES TO BE PLACED (UNIT)                                    0
21 - DATE OF THE LAST RENEGOTIATION                            9/19/2002
22 - DATE OF THE NEXT EVENT                                     6/1/2011

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                               02
2 - ORDER NUMBER                                                       03
3 - CVM REGISTRATION NUMBER                                    DCA-82/019
4 - CVM REGISTRATION DATE                                       8/11/1982
5 - ISSUED SERIES                                                       B
6 - TYPE OF ISSUANCE                                               SIMPLE
7 - NATURE OF ISSUANCE                                             PUBLIC
8 - DATE OF ISSUANCE                                             6/1/1982
9 - MATURITY DATE                                                6/1/2011
10 - TYPE OF DEBENTURE                                 WITHOUT PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                              CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                         359.45
14 - ISSUED AMOUNT (thousands of reais)                             8,626
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                            24,000
16 - OUTSTANDING DEBENTURES (UNIT)                                  5,865
17 - TREASURY DEBENTURES (UNIT)                                    18,135
18 - REDEEMED DEBENTURES (UNIT)                                         0
19 - CONVERTED DEBENTURES (UNIT)                                        0
20 - DEBENTURES TO BE PLACED (UNIT)                                     0
21 - DATE OF THE LAST RENEGOTIATION                             9/19/2002
22 - DATE OF THE NEXT EVENT                                      6/1/2011

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                           03
2 - ORDER NUMBER                                                   04
3 - CVM REGISTRATION NUMBER                                DCA-83/043
4 - CVM REGISTRATION DATE                                    8/8/1983
5 - ISSUED SERIES                                                   1
6 - TYPE OF ISSUANCE                                           SIMPLE
7 - NATURE OF ISSUANCE                                         PUBLIC
8 - DATE OF ISSUANCE                                        5/31/1983
9 - MATURITY DATE                                           2/28/2012
10 - TYPE OF DEBENTURE                             WITHOUT PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                          CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                     359.45
14 - ISSUED AMOUNT (thousands of reais)                        15,906
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                        42,000
16 - OUTSTANDING DEBENTURES (UNIT)                                  0
17 - TREASURY DEBENTURES (UNIT)                                42,000
18 - REDEEMED DEBENTURES (UNIT)                                     0
19 - CONVERTED DEBENTURES (UNIT)                                    0
20 - DEBENTURES TO BE PLACED (UNIT)                                 0
21 - DATE OF THE LAST RENEGOTIATION                         9/19/2002
22 - DATE OF THE NEXT EVENT                                 2/28/2012

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                   05
2 - ORDER NUMBER                                                            7
3 - CVM REGISTRATION NUMBER                                        DCA-82/024
4 - CVM REGISTRATION DATE                                           2/28/1982
5 - ISSUED SERIES                                                           1
6 - TYPE OF ISSUANCE                                                   SIMPLE
7 - NATURE OF ISSUANCE                                                 PUBLIC
8 - DATE OF ISSUANCE                                                 7/1/1982
9 - MATURITY DATE                                                    7/1/2012
10 - TYPE OF DEBENTURE                                     WITHOUT PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                                  CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                             359.45
14 - ISSUED AMOUNT (thousands of reais)                                 8,195
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                                22,800
16 - OUTSTANDING DEBENTURES (UNIT)                                      7,842
17 - TREASURY DEBENTURES (UNIT)                                        14,958
18 - REDEEMED DEBENTURES (UNIT)                                             0
19 - CONVERTED DEBENTURES (UNIT)                                            0
20 - DEBENTURES TO BE PLACED (UNIT)                                         0
21 - DATE OF THE LAST RENEGOTIATION                                 9/19/2002
22 - DATE OF THE NEXT EVENT                                          7/1/2012

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                             06
2 - ORDER NUMBER                                                      8
3 - CVM REGISTRATION NUMBER                                  DCA-82/004
4 - CVM REGISTRATION DATE                                    12/23/1982
5 - ISSUED SERIES                                                     1
6 - TYPE OF ISSUANCE                                             SIMPLE
7 - NATURE OF ISSUANCE                                           PUBLIC
8 - DATE OF ISSUANCE                                          11/1/1982
9 - MATURITY DATE                                              5/2/2013
10 - TYPE OF DEBENTURE                               WITHOUT PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                            CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                       359.45
14 - ISSUED AMOUNT (thousands of reais)                          21,562
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                          59,988
16 - OUTSTANDING DEBENTURES (UNIT)                               30,455
17 - TREASURY DEBENTURES (UNIT)                                  29,533
18 - REDEEMED DEBENTURES (UNIT)                                       0
19 - CONVERTED DEBENTURES (UNIT)                                      0
20 - DEBENTURES TO BE PLACED (UNIT)                                   0
21 - DATE OF THE LAST RENEGOTIATION                           9/19/2002
22 - DATE OF THE NEXT EVENT                                    5/2/2013

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                         07
2 - ORDER NUMBER                                                  9
3 - CVM REGISTRATION NUMBER                              DCA-83/044
4 - CVM REGISTRATION DATE                                  8/8/1983
5 - ISSUED SERIES                                                 1
6 - TYPE OF ISSUANCE                                         SIMPLE
7 - NATURE OF ISSUANCE                                       PUBLIC
8 - DATE OF ISSUANCE                                       5/1/1983
9 - MATURITY DATE                                          9/1/2014
10 - TYPE OF DEBENTURE                           WITHOUT PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                        CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                   359.45
14 - ISSUED AMOUNT (thousands of reais)                      15,053
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                      41,880
16 - OUTSTANDING DEBENTURES (UNIT)                           11,813
17 - TREASURY DEBENTURES (UNIT)                              30,067
18 - REDEEMED DEBENTURES (UNIT)                                   0
19 - CONVERTED DEBENTURES (UNIT)                                  0
20 - DEBENTURES TO BE PLACED (UNIT)                               0
21 - DATE OF THE LAST RENEGOTIATION                       9/19/2002
22 - DATE OF THE NEXT EVENT                                9/1/2014

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                       08
2 - ORDER NUMBER                                               10
3 - CVM REGISTRATION NUMBER                            DEB-81/017
4 - CVM REGISTRATION DATE                                5/7/1981
5 - ISSUED SERIES                                               1
6 - TYPE OF ISSUANCE                                       SIMPLE
7 - NATURE OF ISSUANCE                                     PUBLIC
8 - DATE OF ISSUANCE                                    2/27/1981
9 - MATURITY DATE                                      11/30/2015
10 - TYPE OF DEBENTURE                               SUBORDINATED
11 - CONDITION OF REMUNERATION IN EFFECT
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                               1,078.34
14 - ISSUED AMOUNT (thousands of reais)                     6,955
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                     6,450
16 - OUTSTANDING DEBENTURES (UNIT)                              0
17 - TREASURY DEBENTURES (UNIT)                             6,450
18 - REDEEMED DEBENTURES (UNIT)                                 0
19 - CONVERTED DEBENTURES (UNIT)                                0
20 - DEBENTURES TO BE PLACED (UNIT)                             0
21 - DATE OF THE LAST RENEGOTIATION
22 - DATE OF THE NEXT EVENT                            11/30/2015

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                            09
2 - ORDER NUMBER                                                    11
3 - CVM REGISTRATION NUMBER                                 DEB-90/041
4 - CVM REGISTRATION DATE                                     9/3/1990
5 - ISSUED SERIES                                                    A
6 - TYPE OF ISSUANCE                                            SIMPLE
7 - NATURE OF ISSUANCE                                          PUBLIC
8 - DATE OF ISSUANCE                                          6/1/1990
9 - MATURITY DATE                                             6/1/2020
10 - TYPE OF DEBENTURE                              WITHOUT PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                           CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                    1,356.40
14 - ISSUED AMOUNT (thousands of reais)                         33,910
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                         25,000
16 - OUTSTANDING DEBENTURES (UNIT)                               3,078
17 - TREASURY DEBENTURES (UNIT)                                 21,922
18 - REDEEMED DEBENTURES (UNIT)                                      0
19 - CONVERTED DEBENTURES (UNIT)                                     0
20 - DEBENTURES TO BE PLACED (UNIT)                                  0
21 - DATE OF THE LAST RENEGOTIATION                          9/19/2002
22 - DATE OF THE NEXT EVENT                                   6/1/2020

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                      10
2 - ORDER NUMBER                                              11
3 - CVM REGISTRATION NUMBER                           DEB-91/004
4 - CVM REGISTRATION DATE                               1/8/1991
5 - ISSUED SERIES                                              B
6 - TYPE OF ISSUANCE                                      SIMPLE
7 - NATURE OF ISSUANCE                                    PUBLIC
8 - DATE OF ISSUANCE                                    6/1/1990
9 - MATURITY DATE                                       6/1/2020
10 - TYPE OF DEBENTURE                        WITHOUT PREFERENCE
11 - CONDITION OF REMUNERATION IN EFFECT                     CDI
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                              1,356.40
14 - ISSUED AMOUNT (thousands of reais)                   33,910
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                   25,000
16 - OUTSTANDING DEBENTURES (UNIT)                         1,395
17 - TREASURY DEBENTURES (UNIT)                           23,605
18 - REDEEMED DEBENTURES (UNIT)                                0
19 - CONVERTED DEBENTURES (UNIT)                               0
20 - DEBENTURES TO BE PLACED (UNIT)                            0
21 - DATE OF THE LAST RENEGOTIATION                    9/19/2002
22 - DATE OF THE NEXT EVENT                             6/1/2020

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


10.01 - CHARACTERISTICS OF PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                              11
2 - ORDER NUMBER                                                      13
3 - CVM REGISTRATION NUMBER                                 DEB/2002/016
4 - CVM REGISTRATION DATE                                      5/27/2002
5 - ISSUED SERIES                                                      1
6 - TYPE OF ISSUANCE                                              SIMPLE
7 - NATURE OF ISSUANCE                                            PUBLIC
8 - DATE OF ISSUANCE                                           11/1/2001
9 - MATURITY DATE                                              11/1/2008
10 - TYPE OF DEBENTURE                                      SUBORDINATED
11 - CONDITION OF REMUNERATION IN EFFECT                   CDI + 1% p.a.
12 - PREMIUM/DISCOUNT
13 - NOMINAL VALUE (reais)                                     10,391.62
14 - ISSUED AMOUNT (thousands of reais)                          311,748
15 - NUMBER OF ISSUED DEBENTURES (UNIT)                           30,000
16 - OUTSTANDING DEBENTURES (UNIT)                                30,000
17 - TREASURY DEBENTURES (UNIT)                                        0
18 - REDEEMED DEBENTURES (UNIT)                                        0
19 - CONVERTED DEBENTURES (UNIT)                                       0
20 - DEBENTURES TO BE PLACED (UNIT)                                    0
21 - DATE OF THE LAST RENEGOTIATION
22 - DATE OF THE NEXT EVENT                                    11/1/2003

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

16.01 OTHER INFORMATION THE COMPANY CONSIDERS RELEVANT


In compliance with the Differentiated Practices for Corporate Governance Regulation (Level 1) we present below tables showing ownership interests involving all direct and indirect holdings that exceed 5% of voting capital, including individual holdings.


                                                  - POSITION AS OF JUNE 30, 2003
GERDAU S.A. - CNPJ NO. 33.611.500/0001-19
- CAPITAL: R$ 1,735,656,174.86
OWNERSHIP
                                                          NUMBER OF SHARES
                                     ------------------------------------------------------------
        SHAREHOLDER'S NAME                COMMON             PREFERRED              TOTAL
-------------------------------      ------------------  ------------------  --------------------
                                      NUMBER OF           NUMBER OF            NUMBER OF
                                      SHARES        %     SHARES         %     SHARES        %

METALURGICA GERDAU S/A               42,897,212   83.35  23,656,724    24.42  66,553,936   44.86
STA. FELICIDADE COM. EXP. DE PRODS    1,218,034    2.37   3,899,687     4.02   5,117,721    3.45
SID LTDA
OTHER CONTROLLING SHAREHOLDERS        2,009,210    3.89     151,436     0.16   2,160,646    1.46
                                      ---------    ----     -------     ----   ---------    ----
SUBTOTAL                             46,124,456   89.62  27,707,847    28.60  73,832,303   49.77
OUTSTANDING SHARES IN THE MARKET      5,343,768   10.38  69,177,940    71.40  74,521,708   50.23
                                      ---------    ----     -------     ----   ---------    ----
TOTAL ISSUED                         51,468,224  100.00  96,885,787   100.00 148,354,011  100.00


METALURGICA GERDAU S.A. - CNPJ NO. 92.690.783/0001-09
- CAPITAL: R$ 1,280,000,000.00
OWNERSHIP

                                                          NUMBER OF SHARES
                                     ------------------------------------------------------------
        SHAREHOLDER'S NAME                COMMON             PREFERRED              TOTAL
-------------------------------      ------------------  ------------------  --------------------
                                      NUMBER OF           NUMBER OF            NUMBER OF
                                      SHARES        %     SHARES         %     SHARES        %

INDAC - IND. ADM. E COM. S/A          4,477,562   32.30           -        -   4,477,562   10.77
GERDAU GROUP EMPREEND. LTDA           3,544,658   25.57       1,623     0.01   3,546,281    8.53
GERSUL EMPREEND. IMOBS. LTDA          1,930,243   13.93           -        -   1,930,243    4.64
                                      ---------   -----           -        -   ---------    ----
SUBTOTAL                              9,952,463   71.81       1,623     0.01   9,954,086   23.95
 OTHER                                3,909,002   28.19  27,721,307    99.99  31,630,309   76.05
TOTAL                                13,861,465  100.00  27,722,930   100.00  41,584,395  100.00


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

16.01 OTHER INFORMATION THE COMPANY CONSIDERS RELEVANT


STA FELICIDADE COM., IMPORT. E EXPORT DE PROD.
SIDERURGICOS LTDA - CNPJ NO. 78.566.288/0001-53
- CAPITAL: R$ 47,184,416.00
OWNERSHIP
                                                      TOTAL
           QUOTAHOLDER'S NAME                NUMBER OF        %
                                              QUOTAS

METALURGICA GERDAU S/A                        47,184,266   100.00
GRUPO GERDAU EMPREENDIMENTOS LTDA                    150     0.00
                                           -------------   -------
SUBTOTAL                                      47,184,416   100.00
OTHER                                                        0.00
TOTAL                                         47,184,416   100.00


INDAC - INDUSTRIA, ADMINISTRACAO E COMERCIO S/A - CNPJ NO. 92.690.817/0001-57
- CAPITAL: R$ 199,596,393.21
OWNERSHIP

                                                          NUMBER OF SHARES
                                     ------------------------------------------------------------
        SHAREHOLDER'S NAME                COMMON             PREFERRED              TOTAL
-------------------------------      ------------------  ------------------  --------------------
                                      NUMBER OF           NUMBER OF            NUMBER OF
                                      SHARES        %     SHARES         %     SHARES         %

CINDAC - EMPREEND. E PART.           436,019,687  100.00 872,039,199   100.00 1,308,058,886 100.00
S/A
OTHER                                          -       -         175     0.00           175   0.00
TOTAL                                436,019,687  100.00 872,039,374   100.00 1,308,059,061 100.00


GRUPO GERDAU EMPREENDIMENTOS LTDA - CNPJ NO. 87.153.730/0001-00
- CAPITAL: R$ 30,238,616.00
OWNERSHIP
                                                  TOTAL
           QUOTAHOLDER'S NAME                NUMBER OF       %
                                              QUOTAS

INDAC - INDUSTRIA, ADMINISTRACAO E            26,557,324    87.83
COMERCIO SA
OTHER                                          3,681,292    12.17
TOTAL                                         30,238,616   100.00

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

16.01 OTHER INFORMATION THE COMPANY CONSIDERS RELEVANT



GERSUL EMPREENDIMENTOS IMOBILIARIOS LTDA - CNPJ NO. 89.558.555/0001-67
- CAPITAL: R$ 19,000,000.00
OWNERSHIP
                                                        TOTAL
           QUOTAHOLDER'S NAME                  NUMBER OF       %
                                                QUOTAS

GRUPO GERDAU EMPREENDIMENTOS LTDA              2,835,236    14.92
ACOTER PARTICIPACOES LTDA                      7,135,148    37.56
INDAC - IND. ADM. E COMERCIO S/A               4,423,742    23.28
                                               ---------    -----
SUBTOTAL                                      14,394,126    75.76
OTHER                                          4,605,874    24.24
TOTAL                                         19,000,000   100.00


ACOTER PARTICIPACOES S.A. - CNPJ NO. 02.290.525/0001-34
- CAPITAL: R$ 12,800,000.00
OWNERSHIP
                                                       TOTAL
           QUOTAHOLDER'S NAME                  NUMBER OF       %
                                                QUOTAS

CINDAC - EMPREEND. E PARTICIPACOES S.A.       10,609,500    82.89
GRUPO GERDAU EMPREENDIMENTOS LTDA.             2,190,500    17.11
TOTAL                                         12,800,000   100.00


CINDAC - EMPREENDIMENTOS E PARTICIPACOES S/A - CNPJ NO. 89.550.883/0001-17
- CAPITAL: R$ 202,153,942.56
OWNERSHIP

                                                          NUMBER OF SHARES
                                     ------------------------------------------------------------
        SHAREHOLDER'S NAME                COMMON             PREFERRED              TOTAL
-------------------------------      ------------------  ------------------  --------------------
                                      NUMBER OF           NUMBER OF            NUMBER OF
                                      SHARES        %     SHARES         %     SHARES         %

Stichting GERDAU JOHANNPETER         202,154,204  100.00        -        -     202,154,204  100.00
TOTAL                                202,154,204  100.00        -        -     202,154,204  100.00

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

16.01 OTHER INFORMATION THE COMPANY CONSIDERS RELEVANT


STICHTING GERDAU JOHANNPETER
Dutch

                  NAME                    PARTICIPATION     %

GERMANO HUGO GERDAU JOHANNPETER              Manager and    25.00
                                             Beneficiary
KLAUS GERDAU JOHANNPETER                     Manager and    25.00
                                             Beneficiary
JORGE GERDAU JOHANNPETER                     Manager and    25.00
                                             Beneficiary
FREDERICO CARLOS GERDAU JOAHANNPETTER        Manager and    25.00
                                             Beneficiary
                                                           100.00

In compliance with the Differentiated Practices for Corporate Governance Regulation (Level 1) we present below tables showing the number and characteristics of shares issued by the Company and which are directly or indirectly held by the Controlling Shareholders, Directors, Members of the Audit Committee, and Executive Directors.


                                                  - POSITION AS OF JUNE 30, 2003

GERDAU S.A. - CNPJ NO. 33.611.500/0001-19
- CAPITAL: R$ 1,735,656,174.86
OWNERSHIP

                                                    NUMBER OF SHARES
                                 -------------------------------------------------------------
          SHAREHOLDER             COMMON       %      PREFERRED     %       TOTAL       %
--------------------------       -------------------- -----------------   --------------------
Controlling Shareholders         46,124,456    89.62  27,707,847   28.60  73,832,303    49.77
Administrators
Administrative Council                                     1,812    0.00       1,812     0.00
Executive Directors                     545     0.00      41,841    0.04      42,386     0.03
Audit Committee                                           11,396    0.01      11,396     0.01
Treasury shares
Other                             5,343,223    10.38  69,122,891   71.34  74,466,114    50.19
Total                            51,468,224   100.00  96,885,787  100.00 148,354,011   100.00

Outstanding shares in the         5,343,768    10.38  69,177,940   71,40  74,521,708    50.23
market


(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------

16.01 OTHER INFORMATION THE COMPANY CONSIDERS RELEVANT


                                                 - POSITION AS OF MARCH 31, 2002

GERDAU S.A. - CNPJ NO. 33.611.500/0001-19
- CAPITAL: R$ 1,335,120,134.51
OWNERSHIP

                                                                    NUMBER OF SHARES
                                       ------------------------------------------------------------------------------------
             SHAREHOLDER                   COMMON           %            PREFERRED        %             TOTAL          %
-----------------------------------    -----------------------    -----------------------------  --------------------------
Controlling Shareholders               35,154,586,268     88.79      23,819,271,271     31.96     58,973,857,539     51.68
Administrators
Administrative Council                        315,000      0.00           1,689,124      0.00          2,004,124      0.00
Executive Directors                           102,898      0.00          14,042,234      0.02         14,145,132      0.01
Audit Committee                                                           8,766,402      0.01          8,766,402      0.01
Treasury shares
Other                                   4,435,937,617     11.20      50,683,759.749     68.01     55,119,697,366     48.30
Total                                  39.590.941.783    100.00      74,527,528,780    100.00    114,118,470,563    100.00
Outstanding shares in the market        4,436,355,515     11.21      50,708,257,509     68,04     55,144,613,024     48.32



In compliance with the Differentiated Practices for Corporate Governance
Regulation (Level 1) we present below spreadsheets showing the number of outstanding shares and their percentage in relation to total shares issued.

                                                  - POSITION AS OF JUNE 30, 2003

GERDAU S.A. - CNPJ NO. 33.611.500/0001-19
- CAPITAL: R$ 1,735,656,174.86
OWNERSHIP

                                                                    NUMBER OF SHARES
                                           ------------------------------------------------------------------------------------
             SHAREHOLDER                            COMMON                    PREFERRED                        TOTAL
-----------------------------------        -----------------------    -----------------------------  --------------------------
                                              NUMBER OF                 NUMBER OF                     NUMBER OF
                                                 SHARES        %          SHARES            %          SHARES         %
                                           -----------------------    -----------------------------  ---------------------------
METALURGICA GERDAU S/A                        42,897,212     83.35     23,656,724          24.42     66,553,936     44.86
STA. FELICIDADE COM. EXP. DE PRODS SID         1,218,034      2.37      3,899,687           4.03      5,117,721      3.45
LTDA
OTHER CONTROLLING SHAREHOLDERS                 2,009,210      3.90        151,436           0.16      2,160,646      1.46
                                               ---------      ----        -------           ----      ---------      ----
SUBTOTAL                                      46,124,456     89.62     27,707,847          28.60     73,832,303     49.77
OUTSTANDING SHARES IN THE MARKET               5,343,768     10.38     69,177,940          71.40     74,521,708     50.23
TOTAL ISSUED                                  51,468,224    100.00     96,885,787         100.00    148,354,011    100.00

(A free translation of the original in Portuguese)                     UNAUDITED
FEDERAL GOVERNMENT SERVICE
BRAZILIAN SECURITIES COMMISSION (CVM)                      CORPORATE LEGISLATION
QUARTERLY INFORMATION (ITR)                                            6/30/2003
COMMERCIAL, INDUSTRIAL AND OTHER COMPANIES


01.01  -  IDENTIFICATION
--------------------------------------------------------------------------------
1  -  CVM CODE       2  -  COMPANY NAME          3  -  (CNPJ)
00398-0              Gerdau S.A.                 33.611.500/0001-19
--------------------------------------------------------------------------------


17.01 - REPORT ON LIMITED REVIEW - UNQUALIFIED


     REPORT OF INDEPENDENT ACCOUNTANTS ON THE
     LIMITED REVIEW OF THE QUARTERLY INFORMATION


     July 28, 2003

     To the Board of Directors and Shareholders
     Gerdau S.A.



1 We have performed a limited review of the Quarterly Information (ITR) of Gerdau S.A. and of Gerdau S.A. and its subsidiary companies as of and for the quarters and periods ended June 30, 2003 and 2002 and March 31, 2003. This Quarterly Information is the responsibility of the Company's management.

2 Our review was conducted in accordance with specific standards established by the Institute of Independent Auditors of Brazil (IBRACON) in conjunction with the Federal Accounting Council, and consisted primarily of: (a) inquiries of and discussions with management responsible for the accounting, financial and operating areas of the companies as to the main criteria adopted in the preparation of the Quarterly Information, and (b) review of the significant information and of the subsequent events which have or could have significant effects on the financial position and operations of the Company.

3 Based on our limited review, we are not aware of any significant change that should be made to the Quarterly Information for it to be in accordance with accounting practices adopted in Brazil for the preparation of Quarterly Information and the standards established by the Brazilian Securities Commission.

4 Our review was conducted with the purpose of issuing a report on the Quarterly Information (ITR) referred to in the first paragraph, taken as a whole. The statement of cash flow is being presented to provide supplementary information on the Company and is not required as an integral part of the Quarterly Information (ITR). The statement of cash flow was submitted to the review procedures described in the second paragraph and, based on our review, we are not aware of any significant change that should be made for it to be fairly presented, in all material respects, in relation to the Quarterly Information (ITR), taken as a whole.


     PricewaterhouseCoopers                  Carlos Alberto de Sousa
     Auditores Independentes                 Partner
     CRC 2SP000160/O-5 "F" RS                Contador CRC 1RJ056561/S-7 "S" RS



                                           CONTENTS

  GROUP    EXHIBIT   DESCRIPTION                                                      PAGE
    01        01    Identification                                                     1
    01        02    Head office                                                        1
    01        03    Investor relations officer (Company mail address)                  1
    01        04    General information/Independent accountants                        1
    01        05    Capital composition                                                2
    01        06    Characteristics of the company                                     2
    01        07    Companies excluded from the consolidated financial statements      2
    01        08    Dividends APPROVED AND/OR PAID DURING AND after THE QUARTER        2
    01        09    Subscribed capital and alterations DURING the current QUARTER      3
    01        10    Investor relations officer                                         3
    02        01    Balance sheet - assets                                             4
    02        02    Balance sheet - liabilities and shareholders' equity               5
    03        01    Statement of Income                                                6
    04        01    Notes to the Quarterly Information                                 7
    05        01    Comments on the Quarterly Performance                              27
    06        01    Consolidated balance sheet - assets                                31
    06        02    Consolidated balance sheet - liabilities and shareholders'         32
                    equity
    07        01    Consolidated statement of income                                   33
    08        01    Comments on the CONSOLIDATED Performance                           34
    09        01    Investments in subsidiary and/or associated companies              41
    10        01    Characteristics of public or private debenture issues              42
    16        01    Other information the company CONSIDERS relevant                   52
    17        01    Report on LIMITED review                                           57
                                     Gerdau Inter. Empreend. Ltda.
                                      Gerdau Participacoes Ltda.
